Exhibit 10.10

SALE AND PURCHASE CONTRACT

BETWEEN

AVIONS DE TRANSPORT REGIONAL G.I.E.

as Seller

AND

AVIANCATACA HOLDING S.A.

as Buyer

IN RESPECT OF

FIFTEEN (15) FIRM NEW ATR 72-600 AIRCRAFT

DC/N 750/12

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ATR 72-600 SALE AND PURCHASE CONTRACT

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	6

2.	SALE AND PURCHASE	15

3.	SPECIFICATION CHANGES	16

4.	CERTIFICATION & REGULATORY CHANGES	18

5.	PRICE	21

6.	TERMS OF PAYMENT	23

7.	LEFT INTENTIONALLY BLANK	25

8.	PLANT REPRESENTATIVES – INSPECTION	26

9.	AIRCRAFT SUPPLY PROGRAM	27

10.	AIRCRAFT ACCEPTANCE PROCEDURE	29

11.	TRANSFER OF TITLE, COLLECTION AND FERRY	32

12.	EXCUSABLE DELAY	34

13.	INEXCUSABLE DELAY	36

14.	INDEMNITY AND INSURANCE	38

15.	BUYER FURNISHED EQUIPMENT AND INFORMATION	41

16.	CUSTOMER SUPPORT SERVICES, GUARANTEES AND WARRANTIES	43

17.	ADDITIONAL AIRCRAFT	44

18.	MISCELLANEOUS	45

19.	TAXES & LICENSES	46

20.	PATENT INDEMNITY	47

21.	TERMINATION	48

22.	TERMINATION PROCEDURE	50

23.	CONFIDENTIAL NATURE OF CONTRACT AND INFORMATION	51

24.	COLLATERAL AGREEMENTS AND REPRESENTATIONS	53

25.	ASSIGNMENT AND TRANSFER OF CONTRACT	55

26.	APPLICABLE LAW	57

27.	EXPORT CONTROL	58

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28.	NOTICES	59

29.	WAIVER, RELEASE AND RENUNCIATION	61

EXECUTION PAGE		62

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THIS SALE AND PURCHASE CONTRACT is made this 18th day of January 2013 (the “Contract”)

BETWEEN:

(1)	AVIONS DE TRANSPORT REGIONAL G.I.E., a “Groupement d’Interêt Economique” governed by the laws of France, identified under number 323 932 236 RCS Toulouse, the head office of which is located at 1, Allée Pierre Nadot, 31712 BLAGNAC CEDEX, FRANCE (hereinafter referred to as “Seller”, which expression shall include its successors or permitted assignees unless the context otherwise requires) on the one part;

AND

(2)	AVIANCATACA HOLDING S.A., a company created and existing under the laws of the Republic of Panama having its registered office at Calle Aquilino de la Guardia No. 8, Ciudad de Panamá (hereinafter referred to as “Buyer”) on the other part.

(hereinafter referred to as individually the “Party” and collectively the “Parties”).

WHEREAS:

(A)	Seller is a “Groupement d’Intérêt Economique” governed by articles L251-1 and following of the French commercial code.

(B)	The members of Seller are:

(1)	EADS ATR, SA identified under number 393 146 550 RCS Toulouse, the principal office of which is at 5, Avenue Georges Guynemer, 31770 Colomiers, France; and

(2)	ALENIA AERMACCHI S.p.A the principal office of which is at Via Ing. Paolo Foresio n.1, 21040 Venego Superiore (VA), (NA), Italy.

(C)	Seller wishes to sell and Buyer wishes to purchase on a firm basis fifteen (15) new ATR 72-600 aircraft and on an optional basis up to fifteen (15) ATR -600 series aircraft.

(D)

Seller and the Buyer’s Subsidiaries have entered into Heads of Agreement dated November 27th, 2012, recording their agreement on the matters contained therein with respect to the transaction covered in this Contract (the “HoA”).

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

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1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Contract the following words and phrases have the meanings indicated:

“Acceptance Flight Tests”	has the meaning assigned to it in Clause 10.2 of this Contract.

“Additional Aircraft”	means one or more, as the context so requires, of up to fifteen (15) ATR – 600 series aircraft that Buyer has the right to acquire in accordance with the terms of Appendix Q (Additional Aircraft).

“Additional Aircraft Schedule Delivery Date”	has the meaning assigned to it in Clause 4 of Appendix Q (Additional Aircraft) of this Contract.

“Affected Party”	has the meaning assigned to it in Clause 12.2 of this Contract.

“Affiliate”	means, with respect to any Party, any corporate or other entity that controls or is controlled by or is under common control with such Party.

“Aircraft”	means one or more, as the context so requires, of the Firm Aircraft and/or Additional Aircraft exercised by Buyer and as more particularly described in the Specification in Appendix A (Specification).

“Airworthiness Authority”	means in respect of any jurisdiction the government entity, which under the laws of such jurisdiction has control over civil aviation or the registration, airworthiness, operation, design, training or maintenance of aircraft in such jurisdiction.

“Applicable Rate”	has the meaning assigned to it in Clause 6.7 of this Contract.

“ATC”	means ATR Training Center S.A.R.L located at Seller’s headquarters in Toulouse, France.

“ATR 42-500 Type Certificate”	means a certificate issued by the DGAC as primary certification authority under N° TC 176 and transferred to EASA under number A.084, that certifies that the ATR 42-500 type complies with the applicable type certification basis and environmental protection requirements when operated within the conditions and limitations specified on the associated type certificate data sheet (TCDS) N°A.084.

“ATR 42-600”	means the ATR 42-500 variant commercially known as ATR 42-600.

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“ATR 42-600 Base Purchase Price”	has, in respect of each ATR 42-600 Aircraft, the meaning assigned to it in Clause 5.2 of this Contract.

“ATR 42-600 Design Changes”	has, in respect of each ATR 42-600 Aircraft, the meaning assigned to it in Clause 4.1.

“ATR 42-600 Technical Specification”	means the ATR 42-600 technical specification defined in reference document DT 1096/12 – Edition 1 / Revision 1 dated October 2012 or its latest update, which defines an ATR 42-600 aircraft powered by two Pratt & Whitney PW127M engines with Hamilton Standard 568F six bladed propellers.

“ATR 72-21A Type Certificate”	means a certificate issued by the DGAC as primary certification authority under N° TC 176 and transferred to EASA under number A.084, that certifies that the ATR 72-212A type complies with the applicable type certification basis and environmental protection requirements when operated within the conditions and limitations specified on the associated type certificate data sheet (TCDS) N°A.084.

“ATR 72-600”	means the ATR 72-212A variant commercially known as ATR 72-600.

“ATR 72-600 Base Purchase Price”	has, in respect of each ATR 72-600 Aircraft, the meaning assigned to it in Clause 5.1 of this Contract.

“ATR 72-600 Design Changes”	Has, in respect of each ATR 72-600 Aircraft, the meaning assigned to it in Clause 4.1.

“ATR 72-600 Technical Specification”	means the ATR 72-600 technical specification defined in reference document DT 1095/12 – Edition 1 / Revision 1 dated October 2012 or its latest update, which defines an ATR 72-600 aircraft powered by two Pratt & Whitney PW127M engines with Hamilton Standard 568F six bladed propellers.

“Authorised Representative”	means an individual having full power and authority to sign on behalf of Buyer, as demonstrated by being named on a specific list provided by Buyer, or, an individual having full power and authority to sign on behalf of Seller, as demonstrated by evidence of such authority if requested.

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“Avianca”	means Aerovias del Continente Americano, S.A Avianca, a sociedad anonima created and existing under the laws of Colombia having its registered office at Avenida Calle 26 No 59-15, Bogota – Colombia.

“Balance Payment”	has, in respect of each Aircraft, the meaning assigned to it in Clause 6.2.4 of this Contract.

“Base Purchase Price”	means, as the context so requires, the ATR 42-600 Base Purchase Price or the ATR 72-600 Base Purchase Price.

“Bill of Sale”	means a document in respect of the Aircraft issued at the time of transfer of title to the Aircraft from Seller to Buyer in accordance with Clause 11 (Transfer of Title, Collection and Ferry) in, or substantially in, the form set out in Appendix S (Form of Aircraft Bill of Sale).

“Business Days”	means days on which banks in New York City, Paris Bogota and San Salvador are open for transactions of normal banking business or, where used in relation to a payment which is a day on which banks are open for business in France or in the Buyer’s country and in New York, as appropriate.

“Buyer Default”	has the meaning assigned to it in Clause 21.3 of this Contract.

“Buyer Furnished Equipment” or “BFE”	means the equipment (if any) listed as Buyer Furnished Equipment in Appendix A (Specification).

“Buyer’s Indemnified Parties”	means Buyer and/or its lawful successors and/or assigns and/or their respective subsidiaries, officers, directors, employees, agents.

“Buyer Installed Equipment” or “BIE”

means any equipment, parts, components purchased by Buyer and installed on an Aircraft by Buyer on or after Delivery of such Aircraft.

The following parts are considered BIE: First aid kit, medical kit, bio-hazard kit, jungle kit, wheelchair, emergency instruction cards, Braille emergency instruction cards, passenger life vests and any other similar equipment that Buyer must install on the Aircraft to satisfy operational requirements necessary to obtain a certificate of airworthiness issued by the Operator’s Airworthiness Authority.

“Buyer’s Subsidiaries”	means each and/or both of Avianca and Taca.

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“Certificate of Acceptance”	means a certificate in respect of the Aircraft issued at the time of acceptance of each Aircraft at the Delivery Location in accordance with Clause 10 (Aircraft Acceptance Procedure) in, or substantially in, the form set out in Appendix R (Form of Aircraft Certificate of Acceptance).

“Change”	means a change to the Specification or Aircraft required by Buyer’s Airworthiness Authority, as more fully described in Clause 4.4 of this Contract.

“Commitment Letter”	has the meaning assigned to it in Clause 10.7 of this Contract.

“Confidential Information”	has the meaning assigned to it in Clause 24.1 of this Contract.

“Country of Registration”	means the country of registration of the Aircraft.

“Conversion Right”	has the meaning assigned to it in Clause 9.6 of this Contract.

“Delivery Date”	means the actual date on which an Aircraft is delivered to and accepted by Buyer.

“Delivery Location”	means the ATR premises in Toulouse, France.

“DGAC”	means the Direction Generale de l’Aviation Civile of the Transport Ministry of France.

“Design Changes”	means, as the context so requires, the ATR 42-600 Design Changes or the ATR 72-600 Design Changes.

“Development Change”	has the meaning assigned to it in Clause 3.2.1 of this Contract.

“Dollars”, “USD” or the sign “$”	means the lawful currency for the time being of the United States of America.

“EASA”	means the European Aviation Safety Agency of the European Community.

“Effective Date”	means the date first written above.

“Excess IP Spares”	has the meaning assigned to it in Clause 2.5 of Appendix D (Spare Parts Procurement).

“Excusable Delay”	has the meaning assigned to it in Clause 12.1 of this Contract.

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“Export Certificate of Airworthiness”	means, in respect of each Aircraft, a certificate of airworthiness for export valid for the transport category (passenger) as issued by the DGAC by delegation and in compliance with EASA regulations.

“Export Laws”	has the meaning assigned to it in Clause 27.1 of this Contract.

“FAA”	means the Federal Aviation Administration of the United States Department of Transportation.

“Firm Aircraft”	means one or more, as the context so requires, of the fifteen (15) ATR 72-600 aircraft to be firmly acquired hereunder.

“First Pre-Delivery Payment”	means, in respect of each Aircraft, the payment to be made by Buyer to Seller in accordance with Clause 6.2.1 of this Contract for an amount equal to [*] of the Base Purchase Price of the Aircraft.

“Inexcusable Delay”	has the meaning assigned to it in Clause 13.1 of this Contract.

“Interface Problem”	has the meaning assigned to it in Clause 3.1 of Appendix E (Warranties).

“IP Conference”	has the meaning assigned to it in Clause 2.3 of Appendix D (Spare Parts Procurement).

“IP Data”	has the meaning assigned to it in Clause 2.2 of Appendix D (Spare Parts Procurement).

“IPPOs”	has the meaning assigned to it in Clause 2.1 of Appendix D (Spare Parts Procurement).

“IP Spares”	has the meaning assigned to it in Clause 2.1 of Appendix D (Spare Parts Procurement).

“Manuals”	has the meaning assigned to it in Clause 16.2 of this Contract.

“Manufacturer”	means Avions de Transport Regional G.I.E. (“ATR”).

“Members”	means the members of ATR, currently EADS ATR S.A. and ALENIA AERMACCHI S.p.a.

“Notified Party”	has the meaning assigned to it in Clause 12.3 of this Contract.

“Operator”	means any entity, including Buyer, which will be operating the Aircraft after the Delivery Date.

“Operator’s Airworthiness Authority”	means the civil aviation authority of the Operator’s Country.

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“Operator’s Country”	means the civil aviation authority of the Operator’s Country.

“Postponement Right”	has the meaning assigned to it in Clause 9.5 of this Contract.

“Purchase Right Exercise Notice”	has the meaning assigned to it in Clause 2 of Appendix Q (Additional Aircraft) of this Contract.

“Pre-Delivery Payment(s)”	means any or all of the First Pre-Delivery Payment, the Second Pre-Delivery Payment and / or the Third Pre-Delivery Payment, as the context may require.

“Regulatory Change”	has the meaning assigned to it in Clause 4.3 of this Contract.

“Scheduled Delivery Date”	has the meaning assigned to it in Clause 9.2 of this Contract.

“Scheduled Delivery Month”	has the meaning assigned to it in Clause 9.1 of this Contract.

“Second Pre-Delivery Payment”	means, in respect of each Aircraft, the payment to be made by Buyer to Seller in accordance with Clause 6.2.2 of this Contract for an amount equal to [*] of the Base Purchase Price of the Aircraft.

“Seller’s Airworthiness Authority”	means the DGAC and/or EASA, as applicable.

“Seller’s Indemnified Parties”	means Seller and/or its Members, and/or their respective lawful successors and/or assigns, and/or their respective subsidiaries, officers, directors, employees, agents.

“Seller Part”	means each part and component of the Aircraft that is designed and / or manufactured by Seller, that bears Seller’s “S” part number and for the purpose of Appendix E (Warranties) the value of which (by reference to the applicable catalogue prices at the time a Warranty Claim is placed with respect to such Seller Part) exceeds [*].

“Seller’s Warranties”	means, in respect of each Aircraft, the warranties granted by Seller pursuant to Clause 1 of Appendix E (Warranties).

“Service Life Policy”	means, in respect of each Aircraft, the service life policy set out in Clause 4 Appendix E (Warranties).

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“Spare Parts Catalogue”	has the meaning assigned to it in Clause 6.1 of Appendix D (Spare Parts Procurement).

“Specification”	means the Technical Specification, as amended to incorporate the agreed changes set forth in Appendix A (Specification) and any subsequent Development Change or SCN in accordance with the terms of this Contract.

“Specification Change Notice” or “SCN”	means a written change to the Specification, as more fully described in Clause 3.1 of this Contract.

“Taca”	means Grupo Taca Holdings Limited a company incorporated and existing under the laws of Bahamas having its registered office at Wintherbotham Place, Marlborough & Queen Streets, P. O. Box N-3206, Nassau – The Bahamas.

“Technical Publications”	has the meaning assigned to it in Appendix F (Technical Publications).

“Technical Specification”	means, as the context so requires, the ATR 42-600 Technical Specification or the ATR 72-600 Technical Specification.

“Third Pre-Delivery Payment”	means, in respect of each Aircraft, the payment to be made by Buyer to Seller in accordance with Clause 6.2.3 of this Contract for an amount equal to [*] of the Base Purchase Price of the Aircraft.

“Training Conference”	has the meaning assigned to it in Clause 1.4 of Appendix I (Training).

“Type Certificate”	means, as the context so requires, the ATR 42-500 Type Certificate or the ATR 72-212A Type Certificate.

“Vendor”	means, collectively or individually, the engine manufacturer, the propeller manufacturer, the landing gear manufacturer and all other manufacturers of parts other than Seller Parts.

“Vendor Part”	means each part, component or accessory (including the engines, the propellers and the landing gears) that is designed and / or manufactured by a Vendor, selected by Seller for installation in the Aircraft, and that bears the Vendor’s part number.

“Vendor’s Warranties”	has, in respect of each Aircraft, the meaning assigned to it in Clause 2 of Appendix E (Warranties).

“Vendor Warranty Manual”	means the manual compiling details of the warranties granted by the Vendors to all ATR aircraft operators including Buyer.

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“Warranty Claim”	means a claim made by Buyer under Clause 1 of Appendix E (Warranties) and which shall be in Seller’s form or, if Buyer so prefers, in its own form, provided such form contains at least the following data:

	(a)	Description of defect and action taken, if any;

	(b)	Date of incident and/or of removal date;

	(c)	Description of the defective part;

	(d)	Part Number (P/N);

	(e)	Serial Number (S/N);

	(f)	Position on Aircraft, according to the Catalogue Sequence Number (“CSN”) of the Illustrated Parts Catalogue (“IPC”);

	(g)	Total flight hours or calendar time as applicable;

	(h)	Time Since last Overhaul (“TSO”);

	(i)	Aircraft registration number;

	(j)	Aircraft total Flight Hours (“FH”) and/or number of landings;

	(k)	Location to which warranty item should be returned;

	(l)	Claim number;

	(m)	Date of claim;

	(n)	Delivery date of Item to Buyer (“DIB”).

1.2	Interpretation

1.2.1	Save as otherwise expressly indicated to the contrary, any reference to any “Clause” or “Section” or “Appendix” or “Exhibit” shall be construed as a reference to a Clause or Section or Appendix or Exhibit of, or to, this Contract or to any of its Appendix or Exhibit, as the case may be.

1.2.2	Clauses headings and the contents pages are for ease of reference only and shall not form part of this Contract.

1.2.3	Words importing the plural shall include the singular and vice versa.

1.2.4	References to a person shall be construed as including, without limitation, references to an individual, firm, company, corporation, unincorporated body of persons and any state or agency of a state.

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1.2.5	The term “including” when used in this Contract means “including without limitation” except when used in the computation of time periods.

1.2.6	Technical and trade terms not otherwise defined herein will have the meanings assigned to them as generally accepted in the airline industry;

1.2.7	References to acts, statutes and law includes laws, legislation, statutes amending, consolidating and replacing the statutes referred to and all regulations, rules, by-laws made under those acts, statutes or law.

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2.	SALE AND PURCHASE

2.1	Subject to the terms and conditions set forth in this Contract, Seller agrees to sell and deliver and Buyer agrees to purchase and take delivery of fifteen (15) Aircraft upon the terms and conditions contained in this Contract, together with the Appendixes attached hereto which shall be deemed to be part of this Contract.

In addition, subject to the terms and conditions set forth in this Contract, Buyer may acquire up to fifteen (15) Additional Aircraft from Seller in accordance with the terms of Appendix Q (Additional Aircraft) hereto.

2.2	The sale and purchase of spare parts is dealt with in Appendix D (Spare Parts Procurement) appended hereto.

2.3	Each Aircraft and each part of the Aircraft shall:

2.3.1	Be constructed to the standard defined in the Specification in accordance with and under the relevant DGAC Part 21 approval in compliance with EASA regulations;

2.3.2	Be inspected, tested and found conform to the Type Certificate (as evidenced by the issuance of an Export Certificate of Airworthiness);

2.3.3	Be tendered for acceptance with an Export Certificate of Airworthiness and in a condition:

(i)	Qualifying for the issuance of a certificate of airworthiness issued by Operator’s Airworthiness Authority, subject always to Buyer installing the BIE in order for such certificate of airworthiness to be issued;

(ii)	Complying with the Seller’s Warranties set forth in clause 1.1, 1.2 and 1.3 of Appendix E (Warranties);

(iii)	Complying with the weight requirements set forth in Appendix K (Manufacturer Empty Weight Guarantee), subject to the provisions of said Appendix L, including but not limited to Clause 1 or Clause 3 (as the case may be) thereof; and

(iv)	Complying with the performance requirements set forth in each category of Appendix L (Performance Guarantee), subject to the provisions of said Appendix L, including but not limited to Clause 1 or Clause 3 (as the case may be) thereof.

2.4	Buyer acknowledges that it has received a copy of the Technical Specification and confirms that it has knowledge of such Technical Specification.

2.5	In case of contradiction and/or inconsistency between the Technical Specification and any other part of this Contract, the latter shall prevail.

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3.	SPECIFICATION CHANGES

3.1	Specification Changes Notices

3.1.1	Changes to the Specification shall be made only through a Specification Change Notice, which shall be delivered by Seller to Buyer and which shall set forth in sufficient details:

(i)	The particular changes to be made therein;

(ii)	The effect, if any, of such changes on design, performance, weight, balance, authorised payload, zero fuel weight, interchangeability, date of delivery; and

(iii)	The cost to Buyer (if any) of such SCN quoted in [*] economic conditions reflecting a theoretical delivery in [*].

The SCN shall be binding upon each Party when approved and signed by their Authorised Representative unless otherwise specified in this Contract.

3.1.2	Buyer may request a change to the Specification by notice in writing to Seller. If Buyer’s requested change requires preliminary studies, mock-ups and similar work, Seller shall provide Buyer with a firm quotation of the cost and lead-time of such studies, mock-ups and similar work. After approval by Buyer of such firm quotation in writing, Seller shall perform the preliminary studies, mock-ups and similar work at Buyer’s expense, whether the latter subsequently agrees or not to the change.

In the event Buyer does not agree to implement the initially requested change after approving the firm quotation for the preliminary studies, mock-ups and similar work, the out-of-pocket expenses specified in the firm quotation that are incurred by Seller up until the date on which Buyer has notified that it does not agree to implement the initially requested change shall be paid by Buyer to Seller upon submission of Seller’s invoice. In the event Buyer agrees to the change by executing a SCN, the expenses specified in the firm quotation for the preliminary work, mock-ups and / or similar work approved by Buyer shall be added to the cost of the Buyer requested SCN.

3.2	Development Changes

3.2.1	The Technical Specification may also be revised without Buyer’s consent to incorporate development changes (the “Development Changes”) provided that such changes do not adversely affect in any material respect the design weights, balance, guaranteed weight as set out in Appendix K (Manufacturer Empty Weight Guarantee), guaranteed performance as set out in Appendix L (Performance Guarantee), guaranteed dispatch reliability as set out in Appendix M (Dispatch Reliability Guarantee), guaranteed scheduled completion rate as set out in Appendix N (Schedule Completion Guarantee), economic performance, operational safety, time of delivery, or interchangeability or replaceability requirements of the Aircraft.

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3.2.2	Seller shall notify Buyer of all Development Changes made pursuant to this Clause 3.2, by furnishing a short description of such changes and supplying Buyer the modified pages of the Technical Specification if any.

3.2.3	For the avoidance of doubt, any Development Change will be at Seller’s cost and shall not increase the Purchase Price.

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4.	CERTIFICATION & REGULATORY CHANGES

4.1	Seller shall ensure that, on each Delivery Date:

(i)	It has obtained the ATR 72-212A Type Certificate from the DGAC the primary certification authority;

(ii)	It has obtained the certification by the EASA (through their inclusion in the relevant type certificate data sheet) for any and all non-optional changes between the ATR 72-600 and the ATR 72-212A (the “ATR 72-600 Design Changes”);

(iii)	It has obtained the ATR 42-500 Type Certificate from the DGAC the primary certification authority;

(iv)	It has obtained the certification by the EASA (through their inclusion in the relevant type certificate data sheet) for any and all non-optional changes between the ATR 42-600 and the ATR 42-500 (the “ATR 42-600 Design Changes”);

(v)	It will obtain prior to delivery for each Aircraft an Export Certificate of Airworthiness in accordance with Clause 2.3.3 of this Contract.

4.2	Provided always that Buyer notifies to Seller at least [*] prior to the Scheduled Delivery Date the Operator’s Country of any Aircraft, Seller shall, at its own cost and expense, obtain from Operator’s Airworthiness Authority, the validation of ATR 42-500 Type Certificate and/or the ATR 42-600 Design Changes (as applicable), to the extent such ATR 42-500 Type Certificate and/or ATR 42-600 Design Changes (as applicable) are not already validated in Operator’s Country.

Provided always that Buyer notifies to Seller at least [*] prior to the Scheduled Delivery Date the Operator’s Country of the Aircraft, Seller shall, at its own cost and expense, obtain from Operator’s Airworthiness Authority, the validation of ATR 72-212 Type Certificate and/or the ATR 72-600 Design Changes (as applicable), to the extent such ATR 72-600 Type Certificate and/or ATR 72-600 Design Changes (as applicable) are not already validated in Operator’s Country.

Subject to the same six (6) months advance notice as set forth above, Seller shall also obtain the certification by the Operator’s Airworthiness Authority of any Development Change made by Seller or SCNs issued after execution hereof in accordance with the provisions of this Clause 4 and embodied on the Aircraft.

4.3	Buyer acknowledges and agrees that in the event any requirement, regulation or mandate of the DGAC and / or EASA or any interpretation thereof becomes effective between the Effective Date and the Delivery Date of any Aircraft which has the effect of requiring any changes or modifications to the Specification or any work carried out or to be carried out in the manufacture of the Aircraft or the spares or to the testing or to the certification required with respect thereto (“Regulatory Change”), Seller shall, without any obligation or requirement to secure the permission or consent of Buyer, make such changes or modifications to the Specification, the Aircraft, the spares, or carry out such testing.

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4.3.1	Seller shall provide Buyer with written notice of each such Regulatory Change and Buyer and Seller shall execute a SCN stating the changes or modifications to the Aircraft or the spares or the testing required and the proposed adjustment to the Aircraft price, if any, necessitated by such change, modification or testing, which SCN shall be binding on both Parties, notwithstanding the absence of Buyer’s signature thereon.

4.3.2	In the case of a Regulatory Change applicable exclusively to ATR 42 and/or ATR 72 aircraft, the costs of all changes, modifications and testing required by such Regulatory Change shall be [*].

4.3.3	In the case of a Regulatory Change applicable to both the Aircraft and to any other aircraft in the [*] seat passenger transport turboprop aircraft category certificated under EASA regulations, the out-of-pocket costs of all changes, modifications and testing required by such Regulatory Change shall be [*].

4.3.4	Seller represents that as of the date hereof it is not aware of any proposed airworthiness directive (or equivalent document issued by DGAC and / or EASA) that would, if adopted, constitute or give rise to or require a Regulatory Change for the Aircraft.

4.3.5	Prior to the delivery of any Aircraft, Seller shall be entitled to fly that Aircraft and to use any part thereof for such period or periods as shall be necessary, but only to the extent necessary in connection with DGAC and / or EASA requirements related to the specific Aircraft and Seller may deliver such Aircraft to Buyer without liability to Buyer in respect of any decrease in market value due to any such use or depreciation of the Aircraft occasioned thereby except that Buyer shall not be required to accept any Aircraft at delivery which has been used or flown in excess of [*] or [*] (whichever is more limiting) without Buyer’s prior written consent. [*] shall bear the cost and risk of loss in connection with any such Aircraft usage.

4.4	In the event any modification related to the Specification of any Aircraft or any change, addition or modification to any Aircraft (the “Changes”) is required either:

(i)	By any Operator’s Airworthiness Authority for the validation of the Type Certificate, or

(ii)	By any Operator’s Airworthiness Authority or any other authority of the Operator in order to satisfy operational regulations or laws of the country or the countries concerned, subsequent to the Effective Date and enforceable prior to the delivery of any such Aircraft; or

(iii)	Pursuant to any regulation, or interpretation thereof, promulgated in any Operator’s country subsequent to the Effective Date and enforceable prior to the delivery of any such Aircraft,

and provided Buyer has notified Seller of the necessity of these Changes with reasonable advance notice to enable their embodiment to any such Aircraft prior to delivery, then the Parties will sign a SCN, setting forth in detail the Changes to be made, and their effects, if any, on guaranteed performance or other characteristics of any such Aircraft, the price of any such Aircraft, if any, and time of delivery.

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The costs of such Changes shall be borne by [*] except for the Changes that are cumulatively falling under any of the following two categories (the costs of which shall be borne by [*]):

(i)	Changes that are not known on the Effective Date and for which implementation becomes mandatory [*] after delivery of [*]; and

(ii)	Changes that do not lead to hardware modification of the Aircraft.

[*].

Notwithstanding the above, it shall remain Buyer’s responsibility to install in the Aircraft after delivery any Buyer Installed Equipment.

4.5	Seller shall not be bound to make any modification to the Aircraft consequent on any requirements of the DGAC becoming effective after the Effective Date except insofar as it may be required to do so under the provisions of this Clause 4.

4.6	Any postponement of the Scheduled Delivery Month to the extent directly due to modifications made pursuant to this Clause 4 shall be deemed as an Excusable Delay with the meaning of Clause 12 (Excusable Delay).

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5.	PRICE

5.1	ATR 72-600 Base Purchase Price

The base purchase price for each Aircraft manufactured according to the Specification is [*] (the “ATR 72-600 Base Purchase Price”).

5.1.1	The above ATR 72 Base Purchase Price has been computed on the basis that Seller receives progress payments according to the schedule set forth in Clause 6.2 hereof.

5.1.2	The above ATR 72 Base Purchase Price is established in accordance with the economic conditions prevailing in [*] for a theoretical delivery in [*].

5.2	ATR 42-600 Base Purchase Price

The base purchase price for each Aircraft manufactured according to the Specification is [*] (the “ATR 42-600 Base Purchase Price”).

5.2.1	The above ATR 42-600 Base Purchase Price has been computed on the basis that Seller receives progress payments according to the schedule set forth in Clause 6.2 hereof.

5.2.2	The above ATR 42-600 Base Purchase Price is established in accordance with the economic conditions prevailing in [*] for a theoretical delivery in [*].

5.3	The Base Purchase Price for each Aircraft shall be adjusted to determine the purchase price (the “Purchase Price”), as follows:

5.3.1	To reflect changes in economic conditions between a theoretical delivery date of [*] and the Scheduled Delivery Month of the Aircraft based upon Seller’s standard price adjustment formula set out in Clause 5.4 of this Contract subject, however, to the limitations of Clause 5.6; and

5.3.2	To include the price of any and all SCNs executed after signature of this Contract in accordance with the provisions of Clause 3 (Specification Changes) and Clause 4 (Certification & Regulatory Changes) hereof, which price shall be adjusted, if applicable, at the time of delivery in accordance with Seller’s standard SCN price adjustment formula set out in Clause 5.5 of this Contract subject, however, to the limitations of Clause 5.6; and

5.3.3	To include any other amounts forming part of the Purchase Price in accordance with provisions of this Contract, including but not limited to Clause 15 (Buyer Furnished Equipment and Information) hereof, and any other written agreement between Buyer and Seller.

5.4	The Base Purchase Price of the Aircraft shall vary in respect of changes in economic conditions from a theoretical delivery in [*] and the Delivery Date of each Aircraft, which variation shall be calculated in accordance with the following formula:

[*].

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5.5	The price of any SCN shall vary in respect of changes in economic conditions from a theoretical delivery in July 2012 and the Delivery Date of the Aircraft on which such SCN is implemented, which variation shall be calculated in accordance with the following formula:

[*].

5.6	[*].

5.7	If the basis upon which the indices referred to above have been calculated are amended or if the said indices are revised or withdrawn from publication the Parties hereto shall agree a revised formula which shall have substantially the same effect as that specified herein. In default of such agreement a mutually agreed, single independent arbitrator shall calculate a revised formula, which, insofar as possible and in the opinion of the arbitrator, would lead in application to the same adjustment result. The decision of such arbitrator shall be final and binding upon the Parties.

5.8	The Purchase Price for any Aircraft is a net price and the rights of Seller in and to the Final Price of any such Aircraft (i) shall not be subject to any reduction or withholding on account of taxes and (ii) shall be absolute and unconditional once transfer of title in and to any such Aircraft has occurred in accordance with Clause 11 (Transfer of Title, Collection & Ferry) of this Contract.

5.9	[*].

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6.	TERMS OF PAYMENT

6.1	In accordance with the HoA, Buyer has paid to Seller a commitment fee in the amount of [*] in respect of each of the Firm Aircraft, which amount shall be credited against the First Pre-Delivery Payment due towards the Purchase Price for each Firm Aircraft pursuant to Clause 6.2.1 of this Contract.

6.2	Payment of the balance of the Purchase Price for each Aircraft shall be made according to the following schedule:

6.2.1	[*] from the Effective Date, Buyer shall, in respect of each Aircraft, pay to Seller the First Pre-Delivery Payment to Seller’s account.

6.2.2	[*] prior to the Scheduled Delivery Month of each Aircraft, Buyer shall, in respect of such Aircraft, pay to Seller the Second Pre-Delivery Payment to Seller’s account.

6.2.3	[*] prior to the Scheduled Delivery Month of each Aircraft, Buyer shall, in respect of such Aircraft, pay to Seller the Third Pre-Delivery Payment to Seller’s account.

6.2.4	The remaining balance of the Purchase Price for each Aircraft (the “Balance Payment”) shall be payable upon execution of the Certificate of Acceptance for such Aircraft as provided for in Clause 10 (Aircraft Acceptance Procedure). Seller shall furnish to Buyer no later than [*] prior to the Scheduled Delivery Date of each Aircraft a proforma invoice setting forth the estimated Purchase Price for such Aircraft.

6.2.5	For the sake of clarity, any postponement in the Scheduled Delivery Month of the Aircraft pursuant to the provisions of this Contract, including in particular but without limitation, Clauses 3 (Specification Changes), 4 (Certification & Regulatory Changes), 12 (Excusable Delay), 13 (Inexcusable Delay), 15 (Buyer Furnished Equipment and Information) and 27 (Export Control) hereof, will postpone accordingly the payment by Buyer to Seller of any Pre-Delivery Payment due by Buyer to Seller pursuant to Clauses 6.2.2, 6.2.3 and 6.2.4 of this Contract for any such Aircraft.

6.3	All payments due under this Contract shall be made in accordance with the provisions of Appendix I (Payment Instructions) hereto.

6.4	All payments and charges to be made by Buyer under this Contract shall be made at the times stipulated in same date available funds by swift transfer or, in case no date for payment is stipulated, within one (1) month after invoice date.

6.5	All payments due to Seller hereunder shall be made in full, without deduction or withholding of any kind. Consequently, Buyer shall procure that the sums received by Seller under this Contract shall be equal to the full amounts expressed to be due to Seller hereunder without deduction or withholding on account of and free from any and all taxes, levies, imposts, dues or charges of whatever nature.

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6.6	If Buyer is compelled by law to make any such deduction or withholding, Buyer shall pay such additional amounts as may be necessary in order that the net amount received by Seller after such deduction or withholding shall equal the amounts which would have been received in the absence of such deduction or withholding and pay to the relevant taxation or other authorities within the period for payment permitted by applicable law, the full amount of the deduction or withholding.

6.7	In case of a late payment of any amount of money due from Buyer or Seller under this Contract and without prejudice to any other of Seller’s rights or remedies, the Party paying late shall also pay interest at a late-payment rate per annum equal to the [*] which late-payment rate shall apply to any amount outstanding after the relevant due date and until the actual date of receipt of the payment by Seller or Buyer, as the case may be, such interest being calculated on a daily basis. In addition, the Party paying late shall reimburse the reasonable out of-pocket costs and expenses (including reasonable legal costs) incurred by the other Party in the collection of any overdue amount.

6.8	The acceptance of any payment by any Party after it is due shall not be construed as a waiver of any of such Party’s rights.

6.9	For the sake of clarity, Buyer acknowledges and agrees that the Pre-Delivery Payments set out in this Clause 6 are installment payments of the Purchase Price of the Aircraft and are not deposits, cash collateral or other collateral security for Buyer’s obligations under this Contract. Once paid, such Pre-Delivery Payments may be commingled by it, with no interest payable with respect thereto. For avoidance of doubt, such Pre-Delivery Payments are not intended to be liquidated damages nor a penalty.

6.10	Buyer shall not, by virtue of anything contained in this Contract (including, without limitation, any Pre-Delivery Payments hereunder, or any designation or identification by Seller of any particular aircraft as an Aircraft to which any of the provisions of this Contract refer), acquire any property, proprietary or any insurable interests in any Aircraft prior to delivery of and payment in full for such Aircraft in accordance with this Contract.

6.11	In addition to any other rights and remedies available to Seller hereunder, Seller shall not be obligated to tender delivery of any Aircraft to Buyer, if and so long as Buyer fails to make any Pre-Delivery Payment, pursuant to the foregoing provisions of this Clause 6 for any Aircraft at the time and in the amount specified in this Contract and such failure shall continue unremedied for five (5) Business Days or more from receipt by Buyer of a written demand from Seller requesting such payment.

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7.	LEFT INTENTIONALLY BLANK

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8.	PLANT REPRESENTATIVES – INSPECTION

8.1	The Aircraft will be manufactured in accordance with the regulations applicable in the country of Seller, subject however to the provisions of Clause 2.1 of this Contract. The Aircraft will be inspected exclusively under Seller’s inspection systems, as approved by the DGAC in compliance with EASA regulations.

8.2	Buyer shall have the right to, at all reasonable times, appoint one or more duly authorised resident inspector(s) at Seller’s plant who can inspect the manufacturing process and the work in progress and who will have access to such relevant technical data as is reasonably necessary to carry out said inspection.

8.2.1	Seller shall authorise or procure for said resident inspector(s) to visit Seller’s facilities and, if possible, the facilities of its suppliers and subcontractors at all reasonable times during business hours. Such inspection shall be performed in such manner as not to delay or hinder the construction or manufacture of the Aircraft or the performance of this Contract by Seller or any other work in progress with respect to the Aircraft in the respective facilities.

8.2.2	The actual detailed inspection of the Aircraft shall only take place in the presence of the inspection personnel of Seller, according to a procedure to be agreed upon with Buyer under which Buyer shall have all reasonable access to the Aircraft during the final assembly process and written production data relating to the Aircraft as he may reasonably require.

8.2.3	If access to any part of said facilities where construction is in progress is restricted for security reasons, Seller shall be allowed a reasonable time to make the items available for inspection, elsewhere if possible.

8.2.4	Buyer shall bear all expenses in connection with any such inspectors or inspection including with respect to transport, subsistence, insurance and salary of such resident inspector(s). Seller shall furnish, at no cost to Buyer, suitable office space and facilities close to Seller’s final assembly line (including telephone, telefax, internet access, copying machine, printer and the like) and secretarial services for business purposes. Seller shall notify to such inspectors the workplace regulations applicable to Seller’s facilities and Buyer shall cause any such inspectors or inspection to comply with such regulations.

8.2.5	Subject to Clause 8.1 of this Contract, Seller shall not limit the scope of inspections available to Buyer’s resident inspector without Buyer’s prior consent, such consent not to be reasonably withheld.

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9.	AIRCRAFT SUPPLY PROGRAM

9.1	Subject to the provisions of Clause 9.4 of this Contract, Seller shall tender the Aircraft for acceptance at the Delivery Location during the following months:

[*].

9.2	Each Aircraft shall be tendered for delivery in accordance with Clause 10 (Aircraft Acceptance Procedure) within the month indicated above subject to Clause 9.4 hereof. Seller shall provide a [*] prior written notice to Buyer of the scheduled delivery date for each Aircraft (the “Scheduled Delivery Date”).

9.3	On the delivery of the Aircraft, Seller shall deliver to Buyer the documents listed in Appendix C (List of Documents Exchanged on Delivery).

9.4	The Scheduled Delivery Month may vary in accordance with the other provisions of this Contract, including in particular but without limitation, Clauses 3 (Specification Changes), 4 (Certification & Regulatory Changes), 9.5 (Postponement Right), 12 (Excusable Delay), 13 (Inexcusable Delay), 15 (Buyer Furnished Equipment and Information) and 27 (Export Control) hereof.

9.5	Postponement Right

Buyer shall, with respect to any of the Aircraft N°6 and subsequent Aircraft, have the right to postpone any of the individual Aircraft individual delivery.

Any such Postponement Right relating to any individual [*] Aircraft shall be subject to:

•	Buyer giving notice to Seller of its intention to postpone such Aircraft delivery not less than:

(i)	[*] prior to the first (1st) day of the Scheduled Delivery Month of any such Aircraft for the [*] or

(ii)	Seventeen (17) months prior to the first (1st) day of the Scheduled Delivery Month of any such Aircraft for the [*].

•	[*]

For the sake of clarity also, Postponement Right for any single Aircraft may only be exercised once.

9.6	Conversion Right

Buyer shall, with respect to any of the Aircraft N°6 and subsequent Aircraft, have the right to convert ATR 72-600 Firm Aircraft deliveries into ATR 42-600 Firm Aircraft deliveries.

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Any Conversion Right relating to any eligible individual Aircraft shall be subject to:

•	Buyer giving written notice to Seller of its intention to replace an ATR 72-600 Aircraft delivery by an ATR 42-600 Aircraft delivery not later than:

(i)	[*] prior to the first (1st) day of the Scheduled Delivery Month of any such Aircraft for the [*]; or

(ii)	[*] prior to the first (1st) day of the Scheduled Delivery Month of any such [*].

•

Availability of the relevant aircraft type on the date requested by Buyer at the time of such request for a replacement of delivery, being understood that should such Aircraft delivery type and position requested by Buyer not be available, Seller shall propose to Buyer the next available ATR 42-600 delivery position.

For the sake of clarity also, Conversion Right for any single Aircraft may only be exercised once.

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10.	AIRCRAFT ACCEPTANCE PROCEDURE

10.1	Seller shall tender the Aircraft for acceptance at the Delivery Location.

10.2	Buyer shall during the [*] immediately preceding the Scheduled Delivery Date of the Aircraft be entitled to inspect the Aircraft and during such period Seller shall fly the Aircraft for a period or periods not exceeding three (3) hours to demonstrate in ambient conditions prevailing at Seller’s airfield that the Aircraft complies with the terms of this Contract, including in particular Clause 2.3 of this Contract, in respect of those requirements that can be demonstrated only in flight (the “Acceptance Flight Tests”).

10.3	Throughout the performance of the Acceptance Flight Tests, the operational control of the Aircraft shall remain with Seller’s personnel.

10.4	One (1) ATR 72-600 (or ATR 42-600 as applicable) qualified representative of Buyer may be present as observer during the Acceptance Flight Test and have a seat in the cockpit. It is being understood that, notwithstanding the Clause 10.3 of this Contract but subject always to the supervision of Seller’s captain seating in the cockpit, such qualified Buyer representative will, at selected moments during the Acceptance Flight Tests, be able to act as first officer in order to check that the Aircraft complies with the terms of this Contract.

A maximum of five (5) representatives of Buyer and Buyer’s Aviation Authority in total having only access to the passenger cabin, may also participate in such Acceptance Flight Tests.

The Aircraft shall be operated at Seller’s expense and risk and only by Seller’s nominees during the Acceptance Flight Tests.

After satisfactory completion of the Acceptance Flight Tests, Seller agrees to perform at Seller’s cost a full borescope inspection satisfactory to Buyer, acting reasonably, on both engines of each Aircraft after its acceptance flight with a video copy of the results thereof being provided to Buyer.

10.5	In the event that during, or as a result of the said inspection or of the Acceptance Flight Tests, Buyer acting reasonably considers that the Aircraft fails to comply in any respect with the terms of this Contract, including in particular Clause 2.3 of this Contract, then upon notification of the details of such alleged failure given by Buyer upon the conclusion of the inspection or Acceptance Flight Tests, Seller shall examine, and if necessary to the extent commercially reasonable promptly rectify or modify, the Aircraft to bring it into compliance with the terms of this Contract, including in particular Clause 2.3 of this Contract or, if prompt remedy is not commercially reasonable, Seller shall implement a mutually agreeable program for the remedy of such failure.

Following any rectification or modification of the Aircraft by Seller pursuant to this Clause 10.5, Buyer shall be allowed the amount of time that will be reasonably needed to assess if such rectifications or modifications have brought the Aircraft in compliance with the terms of this Contract.

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10.6	If at any stage Seller considers that the requirements of the terms of this Contract, including in particular Clause 2.3 of this Contract, are met and should Buyer so require acting reasonably, Seller shall demonstrate to Buyer’s reasonable satisfaction that the Aircraft meets the said requirements with regard to the aspects in doubt. In case Buyer has notified Seller of any failure of the Aircraft to comply with the terms of this Contract in accordance with this Clause 10, and Seller has undertaken rectifying and/or modifying actions of any kind, Seller shall be obliged to perform a new Acceptance Flight Test, should Buyer reasonably request so.

10.7	If remedy of a failure is not commercially reasonable prior to the Scheduled Delivery Date, and provided always that such failure does not adversely affect the safety, airworthiness or to any material extent the performance, reliability, economic operation, regular commercial use or maintenance of the Aircraft, Buyer shall not be entitled to refuse to accept the Aircraft by reason such failure of the Aircraft to meet the requirements of the terms of this Contract provided Seller and Buyer agree a program and a schedule for the remedy of such failure by Seller or for a monetary compensation for the non-remedy of such failure by Seller, such agreement being recorded in a commitment letter (the “Commitment Letter”) jointly executed by Seller and Buyer prior to delivery of the Aircraft.

However, in no circumstances shall Buyer be liable to accept delivery of an Aircraft with deferred rectifications or remedies if the deferment of such rectifications or remedy is not approved by the EASA and / or Buyer’s Airworthiness Authority.

10.8	When Buyer has satisfactorily completed its inspection of the Aircraft and the Acceptance Flight Tests have been completed on the Aircraft without Buyer notifying Seller prior to signing the Certificate of Acceptance of any failure of the Aircraft to comply with the terms of this Contract, or after Seller has remedied any such failure, or, after Seller and Buyer have agreed a program for the remedy of such failure in accordance with the provisions of Clause 10.7 of this Contract and when an Export Certificate of Airworthiness has been issued for the Aircraft, then Buyer shall sign a Certificate of Acceptance in respect of the Aircraft in triplicate. Should Buyer fail to deliver such Certificate of Acceptance when required to do so, Buyer shall be deemed to be in default of its obligations pursuant to Clause 21.2 of this Contract. The signature of the Certificate of Acceptance by Buyer constitutes the irrevocable acceptance of the Aircraft by Buyer for all purposes of this Contract.

10.9	Notwithstanding the provisions of Clause 21.2 of this Contract, if Buyer fails to carry out the said inspection or attend the Acceptance Flight Tests or sign the Certificate of Acceptance when required to do so without notifying Seller of any failure of the [*]. Seller shall be entitled to sign a Certificate of Acceptance on Buyer’s behalf and Buyer shall be responsible for the reasonable costs of insurance, storage, and maintenance of the Aircraft incurred by Seller as a result of Buyer’s failure as aforesaid.

10.10	Buyer shall not be entitled to refuse to accept an Aircraft by reason of failure of such Aircraft to meet the requirements of the terms of this Contract if such failure is minor in character and does not adversely affect to any material extent the safety, performance, reliability, economic operation, regular commercial use or maintenance of the Aircraft and Seller shall remedy such failure as promptly as practicable after delivery of the Aircraft in accordance with a schedule to be mutually agreed.

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10.11	At least [*] before the Scheduled Delivery Date of each Aircraft Buyer shall provide to Seller suitable evidence of the authority of designated persons who may sign on Buyer’s behalf the Certificate of Acceptance together with specimen signatures of the persons so authorised.

10.12	Seller shall be entitled to fly the Aircraft and to use any part thereof at its own risk and expense for such period as shall be reasonably necessary in connection with DGAC requirements for obtaining an Export Certificate of Airworthiness with respect to the Aircraft to be delivered and in connection with the Acceptance Flight Tests and Seller shall be under no liability to Buyer in respect of any normal use or depreciation of the Aircraft or any parts thereof occasioned thereby except that Buyer shall not be required to accept any Aircraft at delivery which has been flown in excess [*] (whichever is more limiting) without Buyer’s prior written consent.

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11.	TRANSFER OF TITLE, COLLECTION AND FERRY

11.1	Upon signing the Certificate of Acceptance of any Aircraft in accordance with Clause 10 (Aircraft Acceptance Procedure), Buyer shall pay to Seller the Balance Payment for that Aircraft in accordance with the provisions of Clause 6 (Terms of Payment). Thereupon, and subject to receipt by Seller of the full payment of the Purchase Price for that Aircraft as aforesaid, Seller shall deliver to Buyer a Bill of Sale with respect to such Aircraft and good and valid title to and risk of loss of or damage to such Aircraft shall pass by delivery of the Bill of Sale from Seller to Buyer.

11.2	At the time of transfer of title to Buyer, title to the Aircraft shall be free and clear of any lien, claim, mortgage, charge, encumbrance or any other similar restriction of any nature whatsoever.

11.3	After transfer of title to the Aircraft to Buyer and before the Aircraft is removed from the Seller’s airfield, if requested to do so by Buyer, Seller shall supply at cost, oil, fluids, hangarage, aircraft handling, and servicing.

11.4	If Buyer fails to make the necessary arrangements to ferry any Aircraft from Seller’s airfield within [*] after the date of the transfer of title of any such Aircraft, then without prejudice to any other remedies and rights of Seller, Buyer shall, in respect of any subsequent period during which such Aircraft remains at Seller’s premises, [*] by Seller as a result of such Buyer’s failure to perform its obligations.

11.5	The obtaining of any import licenses or authorizations required to import the Aircraft into Buyer’s country, or any other country where the Aircraft will be operated, and any associated costs shall be the responsibility of Buyer. However, Seller shall use its commercially reasonable efforts to cooperate with Buyer to obtain any licenses, permits or approvals which may be required for the purposes of importing the Aircraft.

11.6	In accordance with French law, the export of the Aircraft covered by this Contract may be subject to the issuance of export licences by the French authorities. Seller shall obtain all such licences on or prior to delivery of each Aircraft.

11.7	All risks to an Aircraft shall pass on to Buyer only upon delivery and transfer of title to Buyer of such Aircraft. As from and after delivery and transfer of title of the Aircraft, the Aircraft shall be in every respect at the sole risk of Buyer and Buyer shall bear all risks whatsoever, as between Seller and Buyer, howsoever arising out of ownership and operation of the Aircraft.

11.8	Seller will provide [*] catering for the first leg of the ferry flight of each Aircraft from the Delivery Location (the “Ferry Flight”). Seller shall also supply to Buyer before the Ferry Flight, [*], the necessary fuel to top-up the Aircraft fuel tanks.

Seller shall also be responsible, [*], for the preparation and filing of technical and ATC flight plans and for obtaining the landing and over flight clearances relating to the European portion of each Ferry Flight.

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11.9	Seller will provide to the Buyer a sufficient number of “fly-away kits,” compliant with the applicable laws and regulations of the Operator’s Aviation Authorities, for use by Buyer during the Ferry Flight of the Aircraft based on the Aircraft delivery schedule and Buyer’s ability to timely reposition the fly-away kits at the Delivery Location for subsequent Ferry Flights from the Delivery Location. Buyer will return to the Delivery Location any fly-away kits not required for subsequent Ferry Flights.

11.10	All other expenses associated with flying the Aircraft from the Delivery Location after Delivery shall be borne by [*] and the Seller will provide the Buyer with a list of services providers for the Ferry Flight, and Buyer will make direct arrangements with the supplying companies for its requirements.

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12.	EXCUSABLE DELAY

12.1	Seller shall not be liable to Buyer nor shall it be in default for any failure or delay in carrying out any of its obligations under this Contract including but not limited to its obligation to deliver the Aircraft on the Scheduled Delivery Month, due to causes not within Seller’s reasonable control and not occasioned by its negligence or fault, including, but not limited to, acts of God or of the public enemy; war; warlike operations, insurrections or riots; fires, floods, or explosions; earthquakes; epidemics or quarantine restrictions; any act of government (including airworthiness authority acts, governmental requisitions, restrictions, priorities, decrees, allocations regulations or orders affecting supplies, facilities, aircraft certification or aircraft deliveries), strikes or other labor troubles causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure materials, systems, accessories, equipment or parts, failure of a sub-contractor or vendor selected with reasonable care to furnish on a timely basis engineering, supplies or parts in accordance with applicable requirements, delays in delivery of said engineering, supplies or parts subject to Seller’s subcontractors or suppliers having been selected with reasonable care and such orders placed in due time; unfavourable atmospheric conditions for air navigation during flight tests; loss of, damage to, destruction of or accident involving the Aircraft prior to or during delivery; serious accidents (except loss, damages, destructions and accidents caused by the negligence or fault of Seller); or any other cause beyond Seller’s reasonable control or not occasioned by Seller’s gross negligence or wilful misconduct, and any such failure, including failure by Seller due to Buyer’s failure to comply with its obligations, shall be considered an “Excusable Delay”.

Buyer shall not be liable to Seller nor shall it be in default for any failure or delay in carrying out its obligations under this Contract to take delivery of the Aircraft on the Scheduled Delivery Month due to causes not within Buyer’s reasonable control and not occasioned by its gross negligence or wilful misconduct, including but not limited to acts of God or of the public enemy; war; warlike operations, insurrections or riots; fires, floods, or explosions; earthquakes; epidemics or quarantine restrictions; any act of government (including airworthiness authority acts, governmental requisitions, restrictions, priorities, decrees, allocations regulations or orders affecting supplies, facilities, aircraft certification or aircraft deliveries), strikes or other labor troubles causing cessation, slowdown or interruption of work, inability after due and timely diligence to procure Buyer Furnished Equipments, failure of a sub-contractor or vendor to furnish on a timely basis Buyer Furnished Equipments in accordance with applicable requirements, or delays in delivery of said Buyer Furnished Equipments subject to Buyer’s orders to subcontractors or suppliers having been placed in due time, or any other cause beyond Buyer’s reasonable control or not occasioned by Buyer’s negligence or fault, and any such failure, including failure by Buyer due to Seller’s failure to comply with its obligations, shall be considered an “Excusable Delay”.

12.2	The Party affected by an Excusable Delay (the “Affected Party”) shall notify the other Party (the “Notified Party”) of (i) any Excusable Delay as soon as reasonably practicable but in any event within [*] following receipt of actual knowledge of such delay and (ii) the probable extent thereof, and, thereafter, the Affected Party shall provide the Notified Party with reasonable periodic (and at any time promptly upon written request by the Notified Party) updates of the Affected Party’s performance under the Contract with respect to such delays. The Affected Party shall promptly notify the Notified Party of the removal of an Excusable Delay.

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12.3	In the event of an Excusable Delay, the Affected Party’s obligations under this Contract with, and solely with, respect to such undelivered Aircraft shall be deferred for such period or periods as may be necessary to resume performance of such obligations and the Scheduled Delivery Month with respect to such undelivered Aircraft shall be adjusted accordingly, provided, however, that the Affected Party shall use its commercially reasonable efforts to mitigate the impact of the event or events on the timing of the delivery of such undelivered Aircraft.

12.4	In the event that the delivery of any Aircraft shall be delayed or is expected by Seller, acting in good faith, to be delayed and that the Buyer is notified by Seller accordingly, in either case by reason of any one or more of the causes described above in this Clause 12 for a period of more than [*] after the end of the Scheduled Delivery Month, either Party shall be entitled to terminate this Contract with, and solely with, respect to such undelivered Aircraft, by written notice given to the other Party within [*] after the expiration of such [*] period. Such termination shall discharge the Parties of all obligations and liabilities hereunder with, and solely with, respect to such undelivered Aircraft, services, data or other items applicable thereto and to be furnished hereunder [*]. Seller shall return the Buyer Furnished Equipment to Buyer promptly following the termination of the Contract according to this Clause 12.4. If either Party does not so terminate this Contract as it relates to such Aircraft, all terms and conditions hereunder applicable to such Aircraft will remain in effect.

12.5	In the event that prior to delivery, any Aircraft is lost, destroyed or damaged beyond repair for any reason other than the gross negligence or wilful misconduct of Seller, Seller shall promptly notify Buyer and any such loss, destruction or damage shall be deemed an Excusable Delay and if consequently such undelivered Aircraft (or a replacement aircraft) cannot be delivered within [*] of the end of the calendar month in which delivery is otherwise required hereunder, either Party shall be entitled to terminate this Contract by written notice given to the other Party within [*] after the expiration of such [*] period. Any termination under this Clause 12 shall discharge the Parties of all obligations and liabilities with, and solely with, respect to such undelivered Aircraft, services, data or other items applicable thereto and to be furnished hereunder. [*]. Seller shall return the Buyer Furnished Equipment to Buyer promptly following the termination of the Contract according to this Clause 12.5. If either Party does not so terminate this Contract as it relates to such Aircraft, all terms and conditions hereunder applicable to such Aircraft will remain in effect.

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13.	INEXCUSABLE DELAY

13.1	If any Aircraft is not delivered within [*] after the last day of the Scheduled Delivery Month (as may be varied in accordance with the provisions of Clause of 9.4 of this Contract) for any reason other than Excusable Delay as defined in Clause 12.1 of this Contract, such delay in delivery shall be deemed “Inexcusable Delay” for the purposes of this Clause 13.

13.2	Buyer shall have the right upon request to be paid liquidated damages by Seller in respect of the Aircraft so delayed. As a reasonable estimate of the amount of damages Buyer may suffer in the event of an Inexcusable Delay, Seller shall, within the limits set forth on Clause 13.5 of this Contract, pay to Buyer as liquidated damages an amount determined [*]

[*]

13.3	Buyer’s right to recover liquidated damages with respect to any Aircraft shall be conditional upon receipt by Seller of a written request no later than [*] following the last day of the Scheduled Delivery Month.

13.4	In the event the delivery of an Aircraft is delayed by more than [*] after the last day of the Scheduled Delivery Month, and such delay is due to Inexcusable Delay, Buyer shall have the right to terminate this Contract with respect to such Aircraft, which termination shall be effective by providing Seller with written notice of its intent to so terminate within [*] after the expiration of such [*] period. Any termination under this Clause 13.4 shall discharge the Parties of all further obligations and liabilities (excluding all liquidated damages payable by Seller in accordance with the terms of this Clause 13) with respect to such Aircraft, services, data or other items applicable thereto and to be furnished hereunder. [*]. Seller shall return the Buyer Furnished Equipment to Buyer promptly following the termination of the Contract according to this Clause 13. The liquidated damages payable by Seller pursuant to this Clause 13 shall be paid upon Buyer’s request in accordance with Clause 13.2.

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13.5	Buyer acknowledges and agrees that the remedies as provided in this Clause 13 are its sole and exclusive remedies with respect to any delay by Seller to deliver any Aircraft as and when scheduled and that the payments if made as and when required by this Clause 13 will constitute full and final settlement of all claims, liabilities and damages for late delivery of any Aircraft and that in no event shall Seller be liable to Buyer for damages with respect to any Aircraft in excess of [*] and Seller shall not be liable for any consequential loss or damage including any loss of revenue, loss of profit or special, incidental or consequential loss or damage for exemplary or punitive damages. The Parties hereto acknowledge and agree that the liquidated damages provided for above are agreed reasonable estimate of the amount of damages and anticipated or actual harm Buyer shall suffer in the event of an Inexcusable Delay or other failure of the Seller to deliver any Aircraft as scheduled and/or in the condition provided for hereunder, and with each Party hereto acknowledging the difficulties of proof of any such damage or harm and the inconvenience or infeasibility of otherwise obtaining an adequate remedy. The Parties hereto agree that the foregoing amounts of liquidated damages are neither unreasonably large nor unreasonably small.

13.6	Buyer shall not be entitled to terminate its obligations to accept and pay for any of the Aircraft by reason of any delay in delivery of such Aircraft except as provided in this Clause 13 or in Clause 12 (Excusable Delay).

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14.	INDEMNITY AND INSURANCE

14.1	Indemnity

14.1.1	Indemnities relating to Aircraft inspection, Aircraft acceptance procedures and ground training services

14.1.1.1	Seller shall, except in case of gross negligence or wilful misconduct of Buyer’s Indemnified Parties, be liable for and shall indemnify and hold harmless Buyer’s Indemnified Parties from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

(i)	Loss of, or damage to, any Seller’s property; and

(ii)	Injury to, or death of Seller’s Indemnified Parties; and

(iii)	Any damage caused by Seller to third parties;

arising out of, or in any way connected with Clause 8 (Plant Representatives – Inspection) and Clause 10 (Aircraft Acceptance Procedure) and/or ground training services provided at Seller’s premises under Appendix J (Training) of this Contract.

14.1.1.2	Buyer shall, except in case of gross negligence or wilful misconduct of Seller’s Indemnified Parties, be liable for and shall indemnify and hold harmless Seller’s Indemnified Parties from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

(i)	Loss of, or damage to, any Buyer’s property; and

(ii)	Injury to, or death of Buyer’s Indemnified Parties; and

(iii)	Any damage caused by Buyer to third parties;

arising out of, or in any way connected with Clause 8 (Plant Representatives – Inspection) and Clause 10 (Aircraft Acceptance Procedure) and/or ground training services provided at Buyer’s premises under Appendix J (Training) of this Contract.

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14.1.2	Indemnities relating to training on Aircraft after delivery and field representatives

Buyer shall, except in the case of gross negligence or wilful misconduct of Seller’s Indemnified Parties, be solely liable for and shall indemnify and hold harmless Seller’s Indemnified Parties, from and against all liabilities, claims, damages, costs and expenses (including legal expenses and attorney fees) in respect of:

(i)	Injury to, or death of, any person; and

(ii)	Loss of, or damage to, any property and for loss of use thereof (including the Aircraft);

to the extent, but only to the extent, resulting from the performance of any training services by Seller under Appendix J (Training) (except ground training services as defined under such Appendix J) and/or field representatives services under Appendix I (Customer Support Representative) hereto.

14.2	Insurance

14.2.1	Without prejudice to any term and condition under this Contract, Buyer shall obtain and maintain at its own costs and expenses, with insurers of internationally recognized reputation reasonably acceptable to Seller, insurances in customary airline industry form as customarily maintained by other air carriers similarly situated with Buyer in respect of the Aircraft, to be effective as of the Delivery Date, in accordance with applicable legislation and industry standards in order to cover the obligations of the Buyer under Clauses 14.1.1.2 and 14.1.2, as well as the Aircraft, including:

14.2.1.1	Aircraft Hull All Risks Insurances (including War and Allied Perils), in a form and amount as customarily maintained by other air carriers, including a waiver of recourse by the insurers, whether by subrogation or otherwise, against Seller’s Indemnified Parties;

14.2.1.2	Comprehensive General Third Party in customary airline industry form as customarily maintained by other air carriers similarly situated with Buyer Legal Liability and Aircraft Passengers and Third Party Liability Insurances (including Premises, Products and Hangarkeepers Liability) any one occurrence, for each Aircraft, unlimited in all, for not less than [*], Buyer shall procure that the liability policies shall provide the following:

(i)	Seller’s Indemnified Parties named as additional insured with respect to the indemnity undertakings by Buyer under Clause 14.1.2 only to the extent of risks covered by such policies;

(ii)	Be primary without contribution from any insurance carried by Seller;

(iii)	In respect of the interests of Seller’s Indemnified Parties, that such insurance shall not be invalidated by any act or omission (including misrepresentation and non-disclosure)

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of any other person or party which results in a breach of any term, condition or warranty of said policy provided that Seller’s Indemnified Parties so protected have not caused, contributed to or knowingly condoned the said act or omission;

(iv)	Any and all provisions of each policy (except the limits of liability) will operate to give each insured or additional insured the same protection as if there was a separate policy issued to each;

(v)	Such insurances can only be cancelled upon receipt from the insurers of a not less than [*] or such lesser period as may be customarily available in respect of War and Allied Perils) prior written notice to the Seller’s Indemnified Parties or the insured’s appointed broker;

(vi)	Any applicable deductible shall be borne by Buyer with respect to the above insurances.

14.2.3	Not less than [*] before the Delivery Date of each Aircraft or if requested by Seller prior to any training services under Appendix J (Training) (except ground training as defined under such Appendix J) and/or field representatives services under Appendix I (Customer Support Representative) hereto, Buyer shall deliver or cause to be delivered to Seller a certificate of insurance, in English, evidencing the cover required on transfer of title of each Aircraft as above mentioned, in a form reasonably acceptable to Seller.

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15.	BUYER FURNISHED EQUIPMENT AND INFORMATION

15.1	Upon terms and conditions to be agreed, Seller shall provide for the installation without additional charge of the equipment (if any) to be furnished and paid by Buyer, and designated as “BFE” in Appendix A (Specification) appended hereto or in any SCN executed by Seller and Buyer after the Effective Date. For the avoidance of doubt, any cost of an SCN issued in relation to any Buyer Furnished Equipment shall be borne by Buyer.

15.1.1	Seller shall advise Buyer with sufficient notice to Buyer of the dates by which Seller needs a written detailed description of the dimensions and weight of Buyer Furnished Equipment and information necessary for the installation and operation thereof, so that Seller may meet the Scheduled Delivery Month mentioned in Clause 9.1 of this Contract.

15.1.2	At the request of Seller, Buyer shall consign at Seller’s facilities any spare Buyer Furnished Equipment items of a critical nature, i.e. items that if found unserviceable could impair the assembly, the testing or the acceptance of the Aircraft. Such spare items, if any, will be returned to Buyer with the last delivered Aircraft.

15.2	Any delay or failure by Buyer in providing the descriptive information or in furnishing Buyer Furnished Equipment giving rise to a delay in the performance of Seller’s obligations under this Contract, will result in a delay in the date at which Seller shall be required to meet its obligation to deliver the Aircraft and will cause the Base Purchase Price of the relevant Aircraft to be increased by the amount of Seller’s additional costs, if any, attributable to such delay or failure by Buyer. In no event shall Seller be liable to Buyer for damages with respect to delay in the date at which Seller shall be required to meet its obligation to deliver the Aircraft, or liable for any consequential loss or damage in any manner with respect to or arising out of any failure by Buyer to deliver the Buyer Furnished Equipment on the agreed schedule.

15.3	Buyer will at its own cost arrange for the Buyer Furnished Equipment to be delivered [*] to Seller’s facilities in Toulouse, France, unless otherwise instructed by Seller. Seller shall use its commercially reasonable efforts to put Buyer Furnished Equipment imported in France or in Italy under a suspensive customs system (inward process customs regime) to avoid application of any French or Italian tax or customs duty, subject to the relevant custom information (including the details of the BFE manufacturer, the Buyer Furnished Equipment part number, the Buyer Furnished Equipment customs tariff and any other relevant information) and the Buyer Furnished Equipment being provided by Buyer to Seller at the latest [*] before such delivery of Buyer Furnished Equipment.

15.4	Title to any Buyer Furnished Equipment shall at all times remain with Buyer. Risk of loss of Buyer Furnished Equipment shall at all times remain with Buyer [*].

15.5

If Buyer requests Seller to directly supply certain items which are considered as Buyer Furnished Equipment as per the Specification and if such request is notified to Seller in due time in order not to affect the Scheduled Delivery Month of the Aircraft, Seller shall order such items subject to the execution of a SCN reflecting the

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effect on price, escalation adjustment and other possible conditions of the Contract. In such a case Seller shall bear no liability in respect of any product support commitments assumed by the vendor for such Buyer Furnished Equipment.

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16.	CUSTOMER SUPPORT SERVICES, GUARANTEES AND WARRANTIES

16.1	Seller shall provide the spare parts services provided for in Appendix D (Spare Parts Procurement), the product warranties provided for in Appendix E (Warranties), the customer support services provided for in Appendices F (Technical Publications), G (Customer Support Representative), H (Start-Up Team) and I (Training) and the guarantees provided for in [*] appended hereto.

16.2	Seller shall deliver the Aircraft and spares to Buyer together with applicable documentation and manuals therefor in hard copy or otherwise (below in this Clause 16 collectively referred to as “Manuals”), and Buyer shall accept the same, with the benefits and subject to all the terms and conditions of the warranties and other provisions contained in Appendix F (Technical Publications).

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17.	ADDITIONAL AIRCRAFT

In addition to the fifteen (15) Firm Aircraft, Buyer shall have the option to purchase fifteen (15) additional ATR 42-600 or ATR 72-600 aircraft (the “Additional Aircraft”) as provided for in Appendix Q (Additional Aircraft).

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18.	MISCELLANEOUS

18.1	Save as expressly provided in this Contract, no alteration of the terms of this Contract shall be effective unless contained in a written amendment signed by Authorised Representatives of both Parties.

18.2	If a provision of this Contract is or becomes illegal, invalid or cannot be enforced in any jurisdiction that will not affect:

18.2.1	The legality, validity or enforceability in that jurisdiction of any of the other provisions of this Contract; or

18.2.2	The legality, validity or enforceability in any other jurisdiction of that or any other provision of this Contract.

18.3	This Contract is the whole agreement between Seller and Buyer for purchasing the Aircraft and supersedes and replaces all previous agreements, understandings, commitments or representations whatsoever whether oral or written, including for the sake of clarity the HoA.

18.4	Buyer and Seller agree that this Contract is an international supply contract which has been the subject of discussion and negotiation, that all its terms and conditions are fully understood by the Parties, and that the Purchase Price of the Aircraft and the other mutual agreements of the Parties set forth herein were arrived at in consideration of the provisions hereof specifically including all waivers, releases and renunciations by Buyer set out herein.

18.5	The time stipulated in this Contract for all payments by Buyer to Seller or Seller to Buyer and for Buyer and Seller to perform their respective obligations under this Contract will be of the essence.

18.6	Each Party shall use commercially reasonable endeavours to procure that third parties shall, execute and sign such documents and do such acts and things as any other Party shall reasonably request in order to carry out the intended purpose of this Contract or to establish, perfect, preserve or enforce that Party’s rights under this Contract.

18.7	The indemnities, waivers and disclaimers set forth in this Contract including but not limited to these contained in Clauses 14 (Indemnity & Insurance), 16 (Customer Support Services, Guarantees and Warranties), 23 (Confidential Nature of Contract and Information), 29 (Waiver, Release and Renunciation) and in the Appendices shall survive the expiration or termination of this Contract with respect to any or all Aircraft.

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19.	[*]

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20.	[*]

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21.	TERMINATION

21.1	In addition to the termination rights set out in Clause 12 (Excusable Delay), Clause 13 (Inexcusable Delay) and Clause 27 (Export Control), the Parties agree that they shall be entitled to exercise the termination rights set out in this Clause 21.

21.2	In the event that either Seller or Buyer:

21.2.1	Admits in writing its inability to pay its debts as they become due or makes a general assignment for the benefit of creditors;

21.2.2	Files a voluntary petition under bankruptcy or insolvency laws or if such a petition is filed against Buyer and such petition is not discharged within[*];

21.2.3	Petitions for, or acquiesces in, the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets;

21.2.4	Commences under the laws of any competent jurisdiction any proceeding involving its insolvency, readjustment of debt, dissolution, liquidation or any other similar proceeding for the relief of financially distressed debtors or becomes subject as debtor to an order for relief under the United States Bankruptcy Code ;

21.2.5	Becomes the object of any proceeding or action of the type described in subsections 21.2.2 or 21.2.3 above relating to a substantial part of its assets and such proceeding or actions remains undismissed or unstayed for a period of at[*];

21.2.6	Is divested of a substantial part of its assets for a period of at least sixty (60) calendar days;

21.2.7	Announces its intent to take any of the foregoing actions or takes any corporate action in furtherance of any of the foregoing actions,

then the other Party may, to the fullest extent permitted by law and subject to Clause 22 (Termination Procedure), by written notice terminate all or part of this Contract.

21.3	If Buyer fails to:

21.3.1	Take delivery of the Aircraft when tendered to Buyer on the Scheduled Delivery Date in the conditions required by this Contract; or

21.3.2	Deliver the signed Certificate of Acceptance to Seller if and when the Aircraft is tendered to Buyer on or prior to the Scheduled Delivery Date in the conditions required by this Contract; or

21.3.3	Pay the Purchase Price to Seller upon Delivery of the Aircraft in the conditions required by this Contract on or prior to the Scheduled Delivery Date; or

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21.3.4	Pay any Pre-Delivery Payment set forth in Clause 6.2 of this Contract on the due date for such payment; or

and such failure (a “Buyer Default”) continues for a period of more than [*] after the receipt of notice by Buyer from Seller to correct such failure, then Seller may (without prejudice to its other rights under this Contract and at law):

(a)	Terminate all or part of this Contract by written notice to Buyer; and/or

(b)	Proceed by appropriate court or arbitration action or actions to enforce performance of this Contract, including without limitation the payment of all other amounts due by Buyer to Seller pursuant to this Contract; and/or

(c)	Proceed by appropriate court or arbitration action to recover damages for breach of this Contract. Seller shall be entitled to recover from Buyer and Buyer shall pay on demand the reasonable out-of-pocket costs and expenses, including reasonable legal fees and expenses, incurred or suffered by Seller in connection with or arising out of any action to enforce this Contract.

In the event of termination of this Contract following a Buyer Default, Seller shall, without prejudice to any other rights and remedies available to it under this Contract or by law, and Seller shall refund to Buyer the Pre-Delivery Payments actually paid by Buyer, less an amount corresponding to the actual loss and damages sustained by Seller (including without limitation the difference between the Purchase Price and the price at which the terminated Aircraft is or are resold by Seller, the reasonable financial and legal costs, the reasonable reconfiguration costs for the resale of the terminated Aircraft, and the reasonable costs for remarketing the terminated Aircraft), but in no event shall Buyer be liable for any other consequential damages or any other indirect, incidental, special, exemplary or punitive damages.

21.4	Use of the term “termination” as set forth in this Clause 21 and in Clause 22 shall not be construed as renunciation or discharge of any claim in damages for breach.

21.5	Seller is hereby entitled to set off against any amount owed by it or any of its affiliates hereunder any amounts owed by Buyer to it or to any of its Affiliates under this Contract.

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22.	TERMINATION PROCEDURE

22.1	To the fullest extent permitted by law, the termination of this Contract, pursuant to Clause 12 (Excusable Delay), Clause 13 (Inexcusable Delay), Clause 21 (Termination) and Clause 27 (Export Control) shall become effective immediately upon receipt by the relevant Party of the written notice sent by the other Party without it being necessary for either Party to take any further action or to seek any consent from the other Party or any court having jurisdiction.

22.2	The right of the Parties to terminate this Contract shall be without prejudice to any other rights and remedies available to such Party to seek termination of this Contract before any court having jurisdiction or through arbitration pursuant to any failure by the other Party to perform its obligations under this Contract.

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23.	CONFIDENTIAL NATURE OF CONTRACT AND INFORMATION

23.1	Disclosure

The terms and conditions of this Contract, any other documents or data exchanged between Buyer and Seller for the fulfilment of their respective obligations under this Contract and any information in relation thereto (collectively or individually referred to as the “Confidential Information”) are confidential between the Parties and shall not, without prior written consent of the other Party be disclosed by either Party in whole or in part to any third party except:

(i)	To each Party’s respective professional advisors having a need to know provided that any such party receiving the information shall agree not to disclose and to treat such information as strictly confidential; and/or

(ii)	As may be required by applicable laws or regulations, it being further agreed that Buyer shall use commercially reasonable efforts to limit the disclosure of the content of the Confidential Information to the extent legally required in any public filing required to be made by Buyer with any governmental or regulatory agency. Buyer agrees that prior to such disclosure or filing, Seller and Buyer shall jointly review and agree on the terms and conditions of the document to be publicly filed or disclosed in compliance with applicable laws and regulations, and Buyer shall endeavour in good faith to provide Seller with a reasonable opportunity to block any such disclosure by court action or otherwise at Seller’s expense.

23.2	Use of Confidential Information

23.2.1	Any and all studies, reports, analyses, forecasts, or other documents relating to traffic, revenue, or costs predicted in connection with Buyer’s possible use of the Aircraft given or made available to Buyer, whether prepared in whole or in part by Seller or at Seller’s direction, shall, if used by Buyer, be a matter wholly for Buyer’s judgement and in no circumstances shall Seller be liable to Buyer or any third party for any consequences that may flow from such use and Buyer indemnifies Seller, its Affiliates and their respective agents, directors and employees in respect of any such liability to any third party. Such documents are strictly confidential and shall not without prior written consent of Seller be disclosed in whole or in part by Buyer to any third party except as may be required under any applicable law.

23.2.2	Buyer shall treat the Manuals as strictly confidential and shall neither disclose nor reproduce any such Manuals to any third party without the prior written consent of Seller except:

(i)	As may be required under any applicable law or regulation; and/or

(ii)	As may be reasonably required for the normal operation, maintenance, overhaul and repair of the Aircraft, to the maintenance and service providers of any of the Aircraft, provided that Buyer ensures that such maintenance and service provider treat the Manuals as confidential and do not disclose them to any third party; and or

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(iii)	As may be required in connection with the sale or lease of an Aircraft, as the case may be, provided that Buyer ensures that the new operator or the new owner of the Aircraft, further to such sale or lease, treat the Manuals as confidential and do not disclose them to any third party except as may be reasonably required for the normal operation, maintenance, overhaul and repair of such Aircraft.

23.3	Communication

The Parties shall not make any press release concerning the whole or any part of this Contract and/or subject matter hereof or of any future addendum hereto without the prior written consent of the other Party hereto.

23.4	Termination

The provisions of this Clause 23 shall survive any termination or expiry of this Contract for a period of [*] thereafter.

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24.	COLLATERAL AGREEMENTS AND REPRESENTATIONS

24.1	The Parties have negotiated this Contract (and the other related agreements entered into between the Parties on the date hereof) on the basis that the terms and conditions set out herein represent the entire agreement between them relating in any way whatsoever to the Aircraft and spares which form the subject matter of this Contract and accordingly they agree that all liabilities for and remedies in respect of any representations made are excluded save insofar as provided in this Contract (and the other related agreements entered into between the Parties on the date hereof). Neither Party shall have any claim against the other on the grounds that it has placed any reliance whatsoever on any representations, agreements, statements, or understandings, whether oral or in writing, made prior to the date of this Contract, other than those expressly incorporated or recited in this Contract (or any other related agreement entered into between the Parties on the date hereof).

24.2	Except as otherwise provided in this Contract, any and all studies, reports, analyses, forecasts, or other documents relating to traffic, revenue, or costs predicted in connection with Buyer’s possible use of the Aircraft prepared by or at the direction of Seller and given to Buyer do not constitute or evidence warranties, representations, or any contractual or other commitments on the part of Seller and do not form part of this Contract, and Buyer waives any claims against Seller that it has placed any reliance on any statement in any such document for any purpose. All assumptions reflected in such documents are based on information available to Seller. The accuracy and reliability of such information varies according to the availability of information to Seller; therefore each assumption must be considered taking this fact into account. Accordingly, it is understood that conclusions based on these assumptions are of necessity judgmental and Seller disclaims responsibility and Buyer accepts that Seller is not liable to Buyer or to any third party for any decisions made, expenses incurred or opportunities foregone by Buyer after receipt of any such document;.

24.3	Seller represents to Buyer that, at the Effective Date:

(1)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation;

(2)	The obligations expressed to be assumed by it in this Contract are legal, valid, binding and enforceable obligations except as such enforceability may be limited by applicable laws affecting buyers and creditors rights generally and by general principles of equity; and

(3)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into and performance of this Contract and the transactions contemplated by this Contract.

24.4	Buyer represents to Seller that, at the Effective Date:

(1)	It is a corporation or corporations, duly incorporated and validly existing under the law of its or their respective jurisdictions of incorporation;

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(2)	It has the power to own its assets and to carry on its business as it is being conducted;

(3)	The obligations expressed to be assumed by it in this Contract are legal, valid, binding and enforceable obligations except as such enforceability may be limited by applicable laws affecting sellers and creditors rights generally and by general principles of equity; and

(4)	It has the power to enter into, perform and deliver, and has taken all necessary action to authorize its entry into and performance of this Contract and the transactions contemplated by this Contract.

24.5	Each of Seller and Buyer represents and warrants to the other that it is not entitled to claim any sovereign or similar immunity and agrees irrevocably and unconditionally:

(i)	agrees that if the other brings legal proceedings against it or its assets in relation to this Contract no sovereign or similar immunity from such legal proceedings (which will be deemed to include suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, other attachment, the obtaining of judgment, execution of a judgment or other enforcement or legal process or remedy) will be claimed by or on behalf of itself or with respect to its assets; and

(ii)	waives any such right of sovereign or similar immunity which it or its assets now has or may in the future acquire and agrees that the foregoing waiver shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America and is intended to be irrevocable for the purposes of such Act.

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25.	ASSIGNMENT AND TRANSFER OF CONTRACT

25.1	This Contract is not assignable in whole or in part without the written consent of the other Party, except as set out in Clause 25.2 and 25.2 below.

25.2	Assignment by Buyer

25.2.1	Buyer shall not assign this Contract in whole or in part, without the prior written agreement of Seller, except as otherwise provided for under Clauses 25.2.2, 25.2.3 and 25.2.4 of this Contract.

25.2.2	Buyer may assign its rights to purchase the Aircraft for the purpose of financing of the Aircraft, in whole or in part at Delivery of such Aircraft pursuant to an assignment agreement in form and substance reasonably acceptable to Seller, provided, however, that (i) Buyer so notifies Seller in writing in advance, and (ii) such assignment is subject to the limitations of this Contract including but not limited to all disclaimers and liability limitations set forth herein, and (iii) Buyer shall not be released from and shall remain the primary obligor and primarily liable for all obligations of the assignee under this Contract unless Seller otherwise consents.

25.2.3	Buyer may also assign its rights and obligations under this Contract to Buyer’s Subsidiaries or any other of its Affiliates (and such Buyer’s Subsidiaries or Affiliates may re-assign their rights and obligations to Buyer), including for the avoidance of doubt also to Affiliates that are not operators of the Aircraft, provided however always that:

(i)	Buyer so notifies Seller in writing in advance;

(ii)	Buyer shall remain the primary obligor for all obligations of the Affiliate under this Contract unless Seller otherwise consents;

(iii)	Buyer shall remain the primary obligor for all obligations of Buyer’s Subsidiaries or the Affiliate under any financing arrangement (including but not necessarily limited to export credits) in respect of the Aircraft unless Seller otherwise consents; and

(iv)	Such assignment is subject to the disclaimers and limitations of this Contract.

25.2.4	Buyer may, without the prior written consent of Seller, assign in whole or in part any of its rights in connection with any merger, re organization or transfer of its assets except if such assignment or transfer has a material adverse effect on Seller’s rights and obligations under this Contract taken as a whole.

25.3	Assignment by Seller

25.3.1	Seller may assign in whole or in part any of its rights to receive monies hereunder without the prior written consent of Buyer.

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25.3.2	Seller may, without the prior written consent of Buyer, assign in whole or in part any of its rights in connection with any merger, re organization or transfer of its assets except if such assignment or transfer has a material adverse effect on Buyer’s rights and obligations under this Contract taken as a whole.

25.3.3	Seller may, without the prior written consent of Buyer, sell, assign or transfer any of its rights and obligations under this Contract to any person, except if such assignment, sale or transfer has a material adverse effect on Buyer’s rights and obligations under this Contract taken as a whole.

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26.	APPLICABLE LAW

26.1	PURSUANT TO AND IN ACCORDANCE WITH SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, THE PARTIES HERETO AGREE THAT THIS CONTRACT IN ALL RESPECTS AND ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS CONTRACT OR AN AIRCRAFT OR ANY OTHER EQUIPMENT, PARTS OR SERVICES TO BE PROVIDED HEREUNDER OR ANY DEALINGS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS CONTRACT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE SELLER/BUYER RELATIONSHIP BEING ESTABLISHED, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND OTHER COMMON LAW AND STATUTORY CLAIMS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK (EXCLUSIVE OF SECTION 7-101 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH IS INAPPLICABLE TO THIS CONTRACT).

26.2	In the event of a dispute arising in connection with the interpretation, execution or termination of this Contract or any claim or cause of action based upon or arising out of this Contract or an Aircraft or any other equipment, parts or services to be provided hereunder or any dealings between the Parties related to the subject matter of this Contract or the transactions contemplated hereby or the Seller/Buyer relationship being established including contract claims, tort claims, breach of duty claims and other common law or statutory claims, the Parties shall use their commercially reasonable efforts to settle the dispute between them amicably. Should they not succeed in settling said dispute amicably within one (1) month, the dispute shall then be finally settled under the rules of arbitration of the International Chamber of Commerce by three (3) arbitrators: the first two (2) appointed by each of Buyer and Seller and the third one, who will act as President, appointed by the other two (2) arbitrators. In case the two (2) arbitrators do not agree on this choice, the third arbitrator will be appointed in accordance with the Arbitration and ADR Rules of the International Chamber of Commerce.

26.3	The arbitration shall take place in London, England and the language to be used in the arbitral proceedings shall be English. The arbitral award shall be final and binding upon the Parties.

26.4	Recourse to jurisdictions is expressly excluded except as provided for in the Arbitration and ADR Rules of the International Chamber of Commerce for interim and conservatory measures and injunction relief.

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27.	EXPORT CONTROL

27.1	Buyer warrants that the Aircraft shall be used for commercial purposes only, and shall be used and/or re-exported (where relevant), in compliance with all applicable export control laws and regulations (“Export Laws”), including those applicable to parts and components of the Aircraft.

27.2	Buyer acknowledges that Seller’s obligations under this Contract are subject to all such Export Laws, and that Seller shall in no event be liable in the event that the performance by Seller of any of its obligations under this Contract is affected or impaired by Export Laws.

27.3	It is hereby further agreed that if the Delivery Date is delayed by reason of any Export Laws for more than[*], each Party shall be entitled to terminate the Contract by written notice given to the other Party within [*] after the expiration of such [*] period.

27.4	Any termination under this Clause 27 shall discharge the Parties of all obligations and liabilities with, and solely with, respect to such undelivered Aircraft, services, data or other items applicable thereto and to be provided hereunder. [*].

27.5	Seller shall return the Buyer Furnished Equipment to Buyer promptly following the termination of the Contract according to this Clause 27.

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28.	NOTICES

28.1	Any notices to be served hereunder may be addressed in the case of Seller:

By post to:	Avions de Transport Regional

1 Allée Pierre Nadot
31712 Blagnac Cedex
France

Attention:	Senior Vice President Commercial

By facsimile to:	+33 5 6221 6336

By email to:	contracts@atr.fr

28.2	Any notices to be served hereunder may be addressed in the case of Buyer:

In the case of Buyer:

By post to:	AVIANCATACA HOLDING S.A.

Av. 26 No 59A-15, Piso 10
Bogota D.C.
Colombia

Attention:	Mrs Elisa Murgas de Moreno

By facsimile to:	+57 1 423 55 00

With a copy to:

By post to:	Grupo Taca Holdings Limited

Edificio TACA, Santa Helena
Antiguo Cuscatlan
El Salvador

Attention:	Mr Eduardo Iglesias

By facsimile to:	+503 2257 8151

28.3	All notices and requests required or authorised hereunder shall be given in writing either by personal delivery to an Authorised Representative of the Party to whom the same is given or by registered mail (return receipt requested) or by facsimile and the date upon which any such notice or request is so personally delivered or if such notice or request is given by facsimile, the date upon which it is received by the addressee shall be deemed to be the effective date of such notice or request, provided that the sender has received oral or written confirmation from the recipient that all pages of the notice or request were received in legible form. Advance copies may however be delivered by email to the electronic addresses set forth above.

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28.4	All notices, communications and documents to be given under this Contract shall be in English. If they are not in English, they must be given with a certified English translation. If there is any difference between the English version of any notices given or to be given in connection herewith and any version in any other language, the English version will apply.

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29.	*[2 pages have been omitted in accordance with a request for confidential treatment.]

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IN WITNESS WHEREOF the Parties have signed this Contract in two (2) original copies in the English language on the date first above written, each Party acknowledging receipt of one such copy.

For and on behalf of:
AVIANCATACA HOLDING S.A.

Signature:

Name:
Title:

For and on behalf of:
AVIONS DE TRANSPORT REGIONAL G.I.E

Signature:

Name:
Title:

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APPENDIX A

SPECIFICATION

ATR 72-600 SPECIFICATION

The Technical Specification DT 1095/12 Edition 1 / Revision 1dated October 2012 is issued as a separate document. The Technical Specification has been modified to incorporate the Options and Specification Change Notices listed herein. [*].

*	[5 pages have been omitted in accordance with a request for confidential treatment.]

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ATR 42-600 SPECIFICATION

The Technical Specification DT 1096/12 Edition 1 / Revision 1dated October 2012 is issued as a separate document. The Technical Specification has been modified to incorporate the Options and Specification Change Notices listed herein. For the sake of clarity the Options and Specification Change Notices listed herein (Item 2) are included into the Base Purchase Price of the Aircraft.

*	[7 pages have been omitted in accordance with a request for confidential treatment.]

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APPENDIX C

LIST OF DOCUMENTS EXCHANGED ON DELIVERY

1.	CERTIFICATES

1.1	Copy of ATR 42-500 / ATR 72-212A Type Certificate (EASA A.084) as applicable

1.2	Copy of ATR 42-500 / ATR 72-212A Type Certificate Data Sheet (EASA A.084) as applicable

1.3	Copy of ATR 42-500 / ATR 72-212A Type Certificate Data Sheet – Nuisance Limitation (EASA A.084) as applicable

1.4	Copy of general flammability certificates (or any other equivalent documents allowing to demonstrate compliance with flammability regulations such as declaration of design and performances for pax seats / attendant seats / galley and flammability test reports for partition / carpet / curtain / floor covering)

1.5	Export Certificate of Airworthiness

1.6	Noise limitation certificate for export

1.7	Non registration and non mortgage certificate

1.8	Temporary permit to fly (unless not granted by Civil Aviation Authority)

2.	TECHNICAL DOCUMENTATION

2.1	ATR 72-600 Specification/ATR 42-600 Specification

2.2	Design standard SCN / Option list

2.3	Certified layout drawing

2.4	Aircraft Modification List

2.5	Aircraft Inspection Report

2.6	Airworthiness Directives Compliance Check List

2.7	Log Books

Aircraft Log Book

Engine Log Books (LH – RH)

•	Turbomachine (LH – RH)

•	Gearbox reduction (LH – RH)

•	List of engines components (RH – LH)

•	List of Service Bulletins embodied on Engines (LH – RH)

Propellers Log Books (LH – RH)

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Landing Gear Log Book

•	Main (LH – RH)

•	Nose

Batteries Log Books

ELT Log Book

2.8	Loose / emergency equipment list and location

2.9	Weight and balance report

2.10	Commitment Letter (if any)

2.11	Technical Publications

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APPENDIX D

SPARE PARTS PROCUREMENT

CONTENTS

1	GENERAL		68

	1.1	Preamble	68
	1.2	Support Period	68
	1.3	Warranties	68

2	INITIAL PROVISIONING		69

	2.1	Initial Provisioning Purchase Orders	69
	2.2	Initial Provisioning Data	69
	2.3	Initial Provisioning Conference	70
	2.4	Initial Provisioning Ordering & Delivery	70
	2.5	Initial Provisioning Investment Forecast	70

3	INVENTORY		70

	3.1	General	70

4	RE-PROVISIONING		70

	4.1	General	70
	4.2	AOGs	70
	4.3	Critical/Routine Orders	71

5	PACKAGING		71

6	PRICING		71

	6.1	Seller’s Price Catalogue	72
	6.2	Quotations	72
	6.3	Cancellation Charges	72

7	PAYMENT AND TRANSFER OF TITLE		72

8	SPARES SERVICES		73

	8.1	Standard Exchange and Repair Services	73
	8.2	Lease Service	73

EXHIBIT A: SPARE PARTS SERVICES			74

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1.	GENERAL

1.1	Preamble

This Appendix D describes the terms and conditions of the support that will be provided by Seller (or that Seller will cause a designated partner to provide) to Buyer in respect of the spares falling into the following spares’ usage categories:

UC 1:	Manufacturer proprietary items (“Proprietary Items”)
UC 2:	Vendors units (“Vendors Units”)
UC 7:	Vendors units’ breakdown parts (“Vendors’ Breakdown Parts”)
UC 8:	Modification Kits
UC 9:	Repair Kits

Seller shall cause Interturbine Aviation Logistics, or any other supplier designated by Seller to provide to Buyer spare support for spares falling into the following spares’ usage categories:

UC 3:	Hardware and standard items (“Hardware”)
UC 5:	Raw and bulk materials (“Raw & Bulk Materials”)
UC 6:	Ingredients (“Ingredients”)

Seller shall cause ECA Sinters, or any other supplier designated by Seller, to provide to Buyer spare support for spares falling into the following spares’ usage category:

UC 4:	Tools, test and ground support equipment (“GSE”)

1.2	Support Period

During a period commencing from the date of this Contract and continuing as long as at least [*] of the ATR model are operated in commercial air transport service (the “Support Period”), Seller will provide the services contemplated by this Appendix D, including, not limited to, maintaining or have maintained a commercially reasonable inventory of spare parts as contemplated by Clause 3 of this Appendix D and furnishing interchangeable and/or equivalent products, in each case adequate to meet Buyer’s needs for repairs and replacements on all Aircraft of the above mentioned model. Unless otherwise expressly stated in this Appendix D, such spares will be sold and delivered with reasonable promptness upon receipt of Buyer’s orders.

Seller shall use its commercially reasonable efforts to obtain for Buyer’s benefit services similar to those described in this Appendix D from all Vendors of Vendor Parts originally installed on the Aircraft.

1.3	Warranties

Unless otherwise expressly stated in this Appendix D or in Appendix E, the general sales conditions applicable to spare parts sales and spares support and services, as detailed in the “ATR Terms and Conditions for the Sale of Goods and Services” and available on-line on Seller’s Product Support & Services web site (current URL: www.atractive.com), will apply to spare parts purchased under this Appendix D.

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2.	INITIAL PROVISIONING

2.1	Initial Provisioning Purchase Orders

Buyer’s purchase orders of spares addressed to Seller shall be considered as initial provisioning purchase orders (“IPPOs”) provided they are received and processed by Seller within [*] following the delivery of the Aircraft. All spares delivered pursuant to such IPPOs shall be considered as initial provisioning spare parts package (“IP Spares”).

2.2	Initial Provisioning Data

Initial provisioning data (“IP Data”) shall be furnished by Seller to Buyer in the form of listing or computer file at a time to be further agreed between Seller and Buyer providing Buyer with the necessary evaluation time and allowing the on-time delivery of the IP Spares.

Seller shall prepare and furnish to Buyer the following data in the English language.

2.2.1	Seller’s Data

Seller will provide to Buyer the following:

(i)	A list of long lead time items and main components of the Aircraft as advanced data, on hard copy at a time to be mutually agreed;

(ii)	A complete initial provisioning recommendation that includes Proprietary Items, Vendors Units, Hardware and Ingredients at the IP Conference (as hereafter defined); and

(iii)	A customised recommendation of GSE and Raw & Bulk Material as required for the maintenance of the Aircraft.

2.2.2	IP Data compliance and configuration guarantee

Seller shall ensure that its IP Data supplied to Buyer shall comply with the latest certification standard of the Aircraft and that said data will allow spares’ orders consistent with the status of the parts installed on Buyer’s Aircraft.

This provision shall not cover the parts incorporated on Buyer’s Aircraft as a consequence of Buyer’s modifications unknown to Seller and not designed nor agreed by Seller.

2.2.3	Cross reference / interchangeable parts listing

Seller shall also supply to Buyer a list of cross reference/interchangeable parts including hardware, sealant, adhesives, and electrical connectors. Such listing shall cross reference parts to standard aeronautical (“AN”), military (“MS”) or other norms.

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2.3	Initial Provisioning Conference

Seller shall organise at Buyer’s request an initial provisioning conference (the “IP Conference”) for the purpose of preparing the initial provisioning of spare parts to Buyer. The IP Conference will take place at Seller’s premises or at any other mutually agreed location as early as possible after the Effective Date.

2.4	Initial Provisioning Ordering & Delivery

2.4.1	Buyer’s IPPOs shall be placed no later than [*] following the IP Conference.

2.4.2	In order to ensure the operation of Buyer’s Aircraft, and subject to the IPPOs being placed as mentioned here above, Seller shall deliver the IP Spares included in the initial provisioning as follows:

(i)	At least [*] of the quantities of each item ordered, one (1) month prior to delivery of the Aircraft to Buyer.

In the event of the delivery of the Aircraft being scheduled less than [*] following the IP Conference, the quantities of each item ordered to be delivered [*] prior to delivery of the first Aircraft to Buyer will be reviewed and agreed during the IP Conference.

(ii)	Balance quantity no later than [*] after the delivery of the Aircraft considered in the corresponding IPPOs.

2.5	[*]

2.6	Spare Engines

[*].

3.	INVENTORY

3.1	Seller undertakes to keep a commercially reasonable inventory of spare parts in its own stores, including spares parts as defined in Clause 1.1 of this Appendix D, and shall supply interchangeable and/or alternate items to meet the requirements made known by Buyer for replacement or repair purposes.

4.	RE-PROVISIONING

4.1	General

Seller shall support Buyer’s re-provisioning orders of spare parts from its spares centres.

4.2	AOGs

Seller will provide [*] per day, [*] a week emergency service to allow the supply of the concerned spare part(s) available in Seller’s stores, workshops and production line, including high-cost/long lead time spare parts.

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Seller will respond to Buyer’s AOG notice within [*] after receipt of an AOG order, and will use its commercially reasonable efforts to deliver Ex-Works (Incoterms 2010) from its warehouse within [*] of receipt of an AOG order.

4.3	Critical / Routine Orders

4.3.1	Critical Orders

Seller will acknowledge receipt of Buyer’s critical order within [*] and will use its commercially reasonable efforts to deliver Ex-Works (Incoterms 2010) from its warehouse the parts within [*] of its receipt of Buyer’s critical order.

4.3.2	Routine Orders

Seller will acknowledge receipt of Buyer’s routine order within [*] and will use its commercially reasonable efforts to deliver Ex-Works (Incoterms 2010) from its warehouse the parts within [*] of its receipt of Buyer’s routine order.

4.3.3	Slow moving items sourced by Seller on a back to back order basis: Seller will acknowledge receipt of such orders within [*] and will use its commercially reasonable efforts to deliver Ex-Works (Incoterms 2010) from its warehouse the parts as promptly as practicable and in any event within [*] from the date of receipt of such order.

4.3.4	Other items (insurance items, modification kits etc.): delivery lead-times quoted upon request.

Exact delivery lead-time will be confirmed to Buyer upon acknowledgement by Seller of its order and will supersede any previous information.

5.	PACKAGING

5.1	All prices shall include packaging according to ATA SPEC 300 category 3 or category 2 (as appropriate). Seller shall provide for spare parts if so requested by Buyer with an order packaging according to ATA SPEC 300 category 1 at cost price less Seller’s cost for category 2 packaging. Seller accepts the burden of proof of proper packaging of spare parts delivered to Buyer.

5.2	Seller shall include in and fasten outside all shipping containers either packaging cards prepared in accordance with ATA SPEC 300 or packaging sheets at Buyer’s choice. Seller shall also include in the container copy of the pro-forma invoice for customs clearance.

6.	PRICING

The provisions contained in this Clause 6 of this Appendix D will apply to both initial provisioning and re-provisioning orders.

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6.1	Seller’s Price Catalogue

Price for Proprietary Items, Vendors Units or other spare parts will be provided directly through the ATR support web site (the “Spare Parts Catalogue”).

Spare Parts Catalogue prices shall be effective at the date of issue of each year. However, ATR reserves the right to increase or decrease said Spare Parts Catalogue prices during [*] period in case of significant and justified error in the published price of an item in the Spare Parts Catalogue or, in particular for the non- Proprietary Items, in case of change of price from the Vendor or supplier, with reasonable prior notice to Buyer. The price of any spare parts ordered by Buyer prior to the change in catalogue price shall not be affected by such change.

Every year, upon:

•	Application of specific indexation mechanism included in each suppliers contract;

•	Negotiations performed with Vendors;

•	Feedback information from ATR customer base and suppliers network;

•	World wide spares market assessment.

Seller will ensure that the variations applied to its pricing policy remain in line with the variations applied during the year in the regional aircraft market.

All prices listed in the Spare Parts Catalogue are expressed in Dollars or Euros on Ex-Works basis (Incoterms 2010), and exclusive of all taxes and duties.

6.2	Quotations

Prices for items not published in the Spare Parts Catalogue will be quoted within [*] for procurable items (items having a part number) and[*] for non-procurable items (items not having a part number) from Buyer’s request for quotation. Seller shall provide service bulletin kit prices within[*] from service bulletin approval.

6.3	Cancellation charges

In the event Buyer elects to cancel a spare parts order already received by Seller for spare parts not readily resalable (that is spare parts for which quantities sold by Seller are less than [*]), Seller may, at its discretion, charge Buyer a reasonable cancellation fee for refusing to take delivery of all or part of the goods.

Seller, at its option, shall recover cancellation charges, which correspond to a percentage or the total of the then current brand new price of the spares covered by the order, depending on the elapsed time from the order date.

7.	PAYMENT AND TRANSFER OF TITLE

7.1	Payment shall be made by Buyer to Seller within [*] from the date mentioned on the invoice or invoice statements.

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7.2	Property in and title to the spares part(s) will pass to Buyer upon the (i) [*] receipt in full by Seller of the price for such spare part(s) and (ii) [*].

8.	SPARES SERVICES

8.1	Standard Exchange and Repair Services

A standard exchange and repair service will be available from Seller for some overhaulable / repairable items including Vendors Units and aircraft parts listed in Exhibit A to this Appendix D.

The applicable conditions will be set forth in the spares support and services catalogue as published on ATR support website and/or in separate documents, as applicable.

8.2	Lease Services

A lease service will be available from Seller through a lease agreement and shall apply to:

(i)	Aircraft parts listed hereto as Exhibit A to this Appendix D;

(ii)	Components listed in the spares support & services catalogue as published on ATR support website.

The applicable terms and conditions will be set forth in the spares support & services catalogue and/or in separate documents, as applicable.

9.	DISCLAIMER

All parts, services, warranties and guarantees provided hereunder are provided subject to Clause 29 of the Contract.

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EXHIBIT A TO

APPENDIX D

SPARE PARTS SERVICES

List of insurance items eligible for repair, lease or standard exchange:

•	DOOR ASSY ENTRY

•	DOOR ASSY HATCH

•	DOOR ASSY EMERGENCY

•	DOOR ASSY CARGO

•	DOOR ASSY SERVICE

•	DOOR ASSY LH LANDING GEAR

•	DOOR ASSY RH LANDING GEAR

•	ELEVATOR LH WITH TABS

•	ELEVATOR RH WITH TABS

•	RUDDER ASSY

•	TAIL CONE ASSY

•	AIR INTAKE DUCT

•	AIR INLET STRUCTURE

•	LEADING EDGES

•	FLAPS ASSY INBOARD

•	FLAPS ASSY OUTBOARD

•	AILERON ASSY LH

•	AILERON ASSY RH

•	SPOILER LH

•	SPOILER RH

•	ENGINE MOUNT ASSY

•	ENGINE COWLS

•	ENGINE NACELLE FAIRING

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APPENDIX E

WARRANTIES

1.	SELLER’S WARRANTY

1.1	Seller’s Warranties on Aircraft

Subject to Clause 1.4, Clause 1.5 and Clause 2 of this Appendix E, Seller warrants to Buyer that each Aircraft shall, at the time of delivery of the Aircraft to Buyer:

(i)	Be free from defects in material;

(ii)	Be free from defects in workmanship (including processes of manufacture);

(iii)	Be free from defects in design (including selection of materials) having regard to the state of the art at the date of its design; and

(iv)	Be free from defects arising from failure to conform to the Specification of the Aircraft, except to those portions of the Specification where it is expressly stated that they are estimates, approximations or design aims.

1.2	Seller’s Warranties on Seller Parts

Subject to Clause 1.4 and Clause 1.5 of this Appendix E, Seller warrants to Buyer that each Seller Part shall, at the time of delivery of the Aircraft to Buyer:

(i)	Be free from defects in material;

(ii)	Be free from defects in workmanship (including processes of manufacture);

(iii)	Be free from defects in design (including selection of materials) having regard to the state of the art at the date of its design; and

(iv)	Be free from defects in its installation in the Aircraft.

1.3	Seller’s Warranties on Vendor Parts

Subject to Clause 1.4 and Clause 1.5 of this Appendix E, Seller warrants to Buyer that each Vendor Part shall, at the time of delivery of the Aircraft to Buyer:

(i)	Be free from defects in its installation in the Aircraft;

(ii)	Be suitable for its intended use; and

(iii)	Be installed in such a manner as not to invalidate any Vendor’s Warranties.

1.4	Warranty Period

Seller’s Warranties shall be limited to those defects that become apparent within: [*] after delivery of the affected Aircraft (the “Warranty Period”).

1.5	Exclusions

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1.5.1	Buyer’s rights under Seller’s Warranties are subject to the Aircraft and Seller Parts being maintained, overhauled, repaired and operated in accordance with instructions issued by Seller, or with the instructions issued or approved by Buyer’s or the Operator’s Airworthiness Authorities, as the case may be.

1.5.2	Seller’s liability under Seller’s Warranties shall not extend to fair wear and tear nor to:

(i)	Any defect in any Aircraft or Seller Part resulting from any repair, alteration or modification after delivery except by Seller or in a manner approved or authorised by Seller;

(ii)	Any defect in any Aircraft or Seller Part resulting from any operation of the Aircraft in its damaged state subsequent to its involvement in an accident, or for any other reason; and

(iii)	Any defect in any Seller Parts from which the manufacturers’ trade mark, name, serial number or other identification marks have been removed;

unless in any such case (except (iii) above), Buyer submits reasonable evidence satisfactory to Seller that the defect was not caused by an event mentioned in Clause 1.5.2. (i) and (ii).

1.6	Administration of Seller’s Warranties

Subject to Clauses 1.7 and 2 of this Appendix E, Seller’s Warranties shall be administered as hereinafter provided:

(i)	Should Buyer be entitled to make a claim under Seller’s Warranties, Buyer shall within [*] after such discovery file a Warranty Claim addressed to Seller to the attention of ATR customer support directorate and shall promptly send to Seller the relevant Aircraft (or parts thereof) or the relevant Seller Part (as the case may be) alleged to be defective. Buyer’s representative shall further have the right to be present during the disassembly and inspection of any defective Aircraft (or parts thereof) or Seller Part (as the case may be);

(ii)	All transportation costs, insurance, and any other expenses in connection with return of the defective Aircraft (or parts thereof) or Seller Part (as the case may be) to Seller’s facilities (or to any facility designated by Seller) shall be borne [*]. All transportation costs, insurance and any other expenses in connection with return of the Aircraft (or parts thereof) or Seller Parts (as the case may be) repaired under the Seller’s Warranties to Buyer’s main base, shall be borne [*];

(iii)	Seller shall at its own expense promptly make all repairs, overhauls or replacements necessary to make the relevant defective Aircraft (or parts thereof) or Seller Part (as the case may be) comply in all respects with Seller’s Warranties specified in Clauses 1.1, 1.2 and 1.3 of this Appendix E. Seller shall have the sole right to determine whether the relevant defective Aircraft (or parts thereof) or Seller Part (as the case may be) shall be repaired, overhauled or replaced (no replacement part, however, having a value or remaining useful life less than the part replaced);

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(iv)	If any relevant defective Aircraft (or parts thereof) or Seller Part (as the case may be) cannot be repaired or overhauled economically, Seller shall, at Buyer’s option, either:

(a)	Provide, free of charge, a replacement for Seller Part within a lead-time of [*] from the date on which such relevant defective Seller Part is received at Seller’s facilities (or at the facilities designated by Seller); or

(b)	Extend a corresponding credit to Buyer for Buyer’s future purchase of parts,

and the relevant defective Seller Part shall without further act become the property of Seller;

(v)	All warranty repairs, overhauls and corrections will be at Seller’s expense provided the claim is covered by the provisions of the Seller’s Warranties described in Clauses 1.1, 1.2 and/or 1.3 of this Appendix E;

(vi)	Warranty Claim determination will be reasonably based upon the facts which may be derived from, among other sources, accurate reports from Seller’s regional representative, historical data logs, inspection, tests and findings during repair and failure analysis;

(vii)	Seller shall have the right to inspect, without unreasonably interfering with Buyer’s operations, the Aircraft and relevant documents and other recognised records in the event of any claim under this Clause 1.6;

(viii)	If Seller Part which are sent to Seller under warranty consideration are found to be in compliance with the Seller’s Warranties described in Clauses 1.1, 1.2 and/or 1.3 of this Appendix E, Seller shall have no obligations under Clause 1.6(ii) above in respect of costs associated with the return to Buyer of any such Aircraft (or parts thereof) or Seller Part (as the case may be);

(ix)	The unexpired portion of the original warranty shall apply to any Aircraft (or parts thereof) or Seller Part (as the case may be) replaced or repaired under this Clause 1.6; provided, that if the unexpired portion of the original warranty is less than [*], such original warranty shall be extended so that any Aircraft (or parts thereof) or Seller Part (as the case may be) replaced or repaired under this Clause 1.6 shall continue to benefit from such warranty for [*] following its return to Buyer.

1.7	In-house Warranty

With prior written approval from Seller or its representative at Buyer’s base, Buyer may perform, subject to the terms of the Seller’s Warranties and the terms hereof, the repair of any defective Aircraft (or parts thereof) or Seller Part (as the case may be) covered by the Seller’s Warranties “in-house”. Seller’s representative has the right to request return shipment of, any defective Aircraft (or parts thereof) or Seller Part (as the case may be) if the nature of the failure requires technical investigation.

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Seller’s representative shall further have the right to be present during the disassembly and inspection of any defective Aircraft (or parts thereof) or Seller Part (as the case may be). Buyer shall repair or correct such Aircraft (or parts thereof) Seller Part (as the case may be) in accordance with Seller’s instructions.

Buyer shall file a Warranty Claim within [*] after failure was found, and followed as promptly as practicable thereafter by a statement of the labour cost expended plus the cost of the material required for repair at current catalogue prices whereupon Seller shall promptly pay to Buyer such amount. Alternatively, Buyer may elect to request Seller to credit to its account in an amount equal to the labour cost expended plus the cost of the material required for repair at current catalogue prices.

The man-hours authorised for “in-house” repair of any item by Buyer shall be based on Seller’s estimates of man-hours required provided that the man-hours expended are not otherwise required for maintenance work currently being carried out on the Aircraft.

For the purpose of this Clause 1.7, the warranty labour rate shall be [*]. Prior to or concurrent with submission of Buyer’s first claim for labour reimbursement hereunder, Buyer shall notify Seller of Buyer’s then current average direct hourly labour rate, and thereafter Buyer shall promptly notify Seller of any significant change in such rate. If requested, Buyer shall furnish to Seller such data as may be reasonably required to substantiate such rate.

The labour cost to be credited by Seller as aforesaid shall account for:

•	Disassembly;

•	Repair;

•	Reassembly; and

•	Final inspection and test.

Claims for “in-house” warranty credit shall be in accordance with the format of a Warranty Claim and will include the additional following data:

•	Quantity of parts;

•	Unit price of parts;

•	Total price of parts;

•	Total labour hours; and

•	Total claim value.

If a part has a malfunction and is rectified by Buyer within the Warranty Period after previous approval from Seller or Seller’s representative, Seller shall be responsible only for the portion of rectification cost related to the malfunction, in accordance with the material and man-hour prices as previously defined.

Buyer shall retain failed defective parts which are replaced for a period of [*] after the date of completion of completion of defective part replacement. At Seller’s request and expense, such parts are to be returned to Seller’s designated facilities, within fifteen (15) days from receipt of such request.

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2.	VENDOR’S WARRANTIES

2.1	Vendor’s Warranties on Vendor Parts

Prior to the delivery of the Aircraft, Seller shall obtain from each Vendor, enforceable warranties covering defects in material, workmanship and design (the “Vendor’s Warranties”) in respect of the Vendor Parts. Seller warrants that Buyer will be entitled to the benefit thereof in accordance with the terms and conditions of the Vendor Warranty Manual.

[*].

The Vendor Warranties shall be administered in accordance with the terms of the Vendor Warranty Manual. Buyer shall address any claim arising under the Vendor Warranties directly to the appropriate Vendor, and keep Seller informed of the process of its claim.

2.2	Failure by Vendor to Honour Vendor Warranties

2.2.1	In the event that:

(i)	Any Vendor, under any warranty obtained by Seller and/or set out in the Vendor Warranty Manual, defaults in the performance of any material obligation in respect of such warranty; and

(ii)	Buyer submits to Seller reasonable proof that such default has occurred,

then Seller’s Warranty shall apply to such defect to the same extent as if it was a defect to a Seller Part, except that, in the case of an engine, engine accessory or propeller, the shorter of the two following warranty periods shall apply:

(a)	The Vendor’s warranty period as indicated in the Vendor Warranty Manual or otherwise; or

(b)	The Warranty Period.

2.2.2	At Seller’s request, Buyer shall assign to Seller, and Seller shall be subrogated to all of Buyer’s rights against such Vendor with respect to such defect and arising by reason of such default.

2.2.3	Any accessory, equipment or part selected by Buyer and installed in an Aircraft at Buyer’s request whether following a request for change prior to the Effective Date or following signature of a SCN shall be excluded from this Clause 2.

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3.	INTERFACE COMMITMENT

3.1	Interface Problems

If Buyer experiences any technical problem in the operation of the Aircraft or its systems due to malfunction or failure of an accessory, equipment or part, the cause of which, after due and reasonable investigation, is not readily identifiable to the design characteristics of one or more components of the Aircraft (an “Interface Problem”), Seller shall, if requested by Buyer, [*], promptly conduct an investigation and analysis of such Interface Problem to determine, if possible, the cause or causes of the Interface Problem and to recommend such corrective action. Buyer shall furnish to Seller all data and information in Buyer’s possession relevant to the Interface Problem, and shall cooperate with Seller in the conduct of its investigations and such tests as may be required. At the conclusion of its investigations, Seller shall promptly advise Buyer in writing of Seller’s opinion as to the cause or causes of the Interface Problem and Seller’s recommendations as to corrective action.

3.2	Seller’s Responsibility

If the Interface Problem is primarily attributable to a defect in the design of any component manufactured to Seller’s detailed design, Seller shall correct the design of such component, [*], to the extent of any then existing obligations of Seller under Seller’s Warranty.

3.3	Vendor’s Responsibility

If the Interface Problem is primarily attributable to a defect in the design of a component not manufactured to Seller’s design, Seller shall, if requested by Buyer, assist Buyer in processing any warranty claim Buyer may have against the manufacturer of such component. Seller shall also take whatever action is permitted by its contract with such manufacturer in an effort to obtain a correction of the Interface Problem acceptable to Buyer.

3.4	Joint Responsibility

If the Interface Problem is partially attributable to a defect in the design of a component manufactured to Seller’s detailed design and partially to a defect in the design of components not manufactured to Seller’s detailed design, Seller shall, if requested by Buyer, seek a solution to the Interface Problem through the co-operative efforts of Seller and the manufacturers of the other components involved. Seller shall promptly advise Buyer of such corrective action as may be proposed by Seller and such other manufacturers, such proposal to be consistent with any then existing obligations of Seller and such other manufacturers.

If such proposal is acceptable to Buyer, the proposed action shall be taken. Acceptance by Buyer of such action shall constitute full satisfaction of any claim Buyer may have against either Seller or such other manufacturers with respect to such Interface Problem.

3.5	General provisions for Interface Commitment

All requests under this Clause 3 shall be directed to Seller’s and / or Vendor’s warranty administrators as appropriate.

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Except as specifically set forth in this Clause 3, this Clause 3 shall not be deemed to impose on Seller any obligation not expressly set forth elsewhere in this Contract.

All reports, recommendations, data and other documents furnished by Seller to Buyer pursuant to this Clause 3 shall be deemed to be delivered under this Contract and shall be subject to the limitations set forth in this Clause 3.

The provisions of this Clause 3 are in addition to and shall not be construed as a derogation from Buyer’s rights under Clause 1 and 2 of this Appendix E.

4.	SERVICE LIFE POLICY

In addition to the warranties set forth in Clause 1 (Seller’s Warranty) of this Appendix E, Seller further agrees that should a failure occur, in any of the items listed in Exhibit A to this Appendix E, and subject to the general conditions and limitations set forth in Clause 4.4 of this Appendix E, then the provisions of this Clause 4 shall apply.

4.1	For the purpose of this Clause 4, the following definitions shall apply:

(i)	“Item” means any of the items of primary structure specified in the Exhibit A to this Appendix E;

(ii)	“Failure” means any breakage or defect that impairs the utility and safety or reliability of the Item.

4.2	Subject to general conditions and limitations set forth in Clause 4.4 of this Appendix E below, Seller undertakes that if a Failure occurs in an Item before the Aircraft in which that Item was initially installed has completed [*] flying hours or before the Aircraft in which that part is incorporated has completed [*] cycles or within [*] after the delivery of said Aircraft to Buyer (whichever shall first occur), Seller shall, at his own discretion, and as promptly as practicable and at the price hereinafter provided either:

(a)	Design and furnish to Buyer a correction for the Item affected by the Failure and provide any parts required for such correction, or

(b)	Replace such Item.

4.3	Any Item that Seller is required to furnish to Buyer under this Service Life Policy in connection with correction or replacement of an Item shall be furnished to Buyer at a price determined in accordance with the following formula:

[*].

Whichever yields the higher fraction.

4.4	General Conditions and Limitations

4.4.1	The undertakings given in Clauses 4.2 and 4.3 of this Appendix E above shall not apply during the period of the warranty applicable to that Item under Clause 1 (Seller’s Warranty) of this Appendix E, nor if the Failure of the Item is due to any of the causes referred to in Clauses 1.5.2 (i), (ii) and / or (iii) of this Appendix E above.

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4.4.2	This Service Life Policy is applicable to Failures as defined in Clause 4.1 of this Appendix E, subject to maintenance and overhaul processes as indicated in Seller’s technical documentation and/or any other Seller’s technical written instructions being complied with by Buyer in all material respects.

4.4.3	The provisions of Clause 1.5.1 of this Appendix E above are incorporated herein by this reference and shall condition Seller’s obligation under this Service Life Policy with respect to any listed Item.

4.4.4	Buyer shall maintain historical records with respect to the Item adequate to enable determination as to whether the alleged Failure is covered by the present undertaking and (if so) to define the cost to be borne by Seller in accordance with Clause 4.3 of this Appendix E.

4.4.5	Buyer shall keep Seller or its representative reasonably informed of any significant incident occurring or recorded, resulting in any damage to the Aircraft. Failure to comply with this requirement shall invalidate this Service Life Policy with respect to any matter resulting from any such incident.

4.4.6	Buyer will establish a structural inspection program consistent the program described in section 8 of the Maintenance Planning Document to be supplied to Buyer according to Appendix F (Technical Publications) hereafter. Such inspections shall be carried out at Buyer’s expense and the reports relating thereto furnished to Seller in case of disclosure of a Failure, to allow Seller to take all necessary corrective actions. Service Life Policy application is, in all case, conditional to Buyer’s conformity with such inspection program.

4.4.7	In case of any Failure, Buyer shall be obliged to report the breakage or defect in writing or by fax to Seller within [*] after any breakage or any defect in a listed Item becomes evident whether or not said breakage or defect can reasonably be expected to occur in any other Aircraft. Buyer shall inform Seller of defect or Failure in sufficient detail to enable Seller to make a judgment whether said Failure or defect is subject to the present Service Life Policy.

4.4.8	The return to Seller, if such return is commercially reasonable and requested by Seller, of any listed Item subject to a Failure, shall be at Seller’s expense. Seller shall bear all return transportation costs to Buyer’s main base. Any required disassembly of the Aircraft or parts thereof, removal of the covered Item subject to a Failure and reassembly, installation, inspection and test of the corrected or replaced Item shall be at Seller’s expense. If such disassembly, reassembly, installation, inspection and test, is accomplished by Buyer at Seller’s request, the rates to be charged by Buyer for any such services shall not exceed warranty labor rates for in-house warranty work during substantially the same time period.

4.4.9	Should Seller issue a modification in order to avoid a structural Failure and should Seller elect to deliver the necessary modification kit [*] to Buyer, then

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the validity of this commitment under Clause 4 of this Appendix E shall be subject to Buyer incorporating in the Aircraft at [*], within a reasonable time to be mutually agreed between Buyer and Seller, such modification as promulgated by Seller and in accordance with Seller’s instruction.

4.4.10	This Service Life Policy is neither a warranty, performance guarantee nor an agreement to modify the Aircraft or airframe components to conform to new developments hereafter occurring in the state of airframe design and manufacturing art. Seller’s obligation herein is to make only those corrections to the airframe components or furnish replacement therefor as provided in this Clause 4.

4.4.11	Buyer’s rights under this Clause 4 shall not be assigned, sold, leased, transferred or otherwise alienated by operation of law or otherwise, to other non-affiliated operators except as provided for in Clause 25 (Assignment and Transfer of Contract) of this Contract or otherwise without Seller’s prior consent thereto given in writing. Any attempted assignment, sale, lease, transfer or other alienation of Buyer’s rights under this Service Life Policy no permitted by this Contract shall be ineffective.

5.	GENERAL CONDITIONS APPLICABLE TO APPENDIX E

THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF SELLER AND/OR ITS SUPPLIERS AND REMEDIES OF BUYER SET FORTH IN THIS APPENDIX E ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF SELLER AND/OR ITS SUPPLIERS AND RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST SELLER AND/OR ITS SUPPLIERS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS CONTRACT, INCLUDING BUT NOT LIMITED TO:

(A)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

(B)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(C)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY, IN CONTRACT OR IN TORT AND WHETHER OR NOT ARISING FROM SELLER’S AND/OR ITS SUPPLIERS’ NEGLIGENCE, ACTUAL OR IMPUTED; AND

(D)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS CONTRACT.

SELLER AND/OR ITS SUPPLIERS SHALL HAVE NO OBLIGATION OR LIABILITY, HOWSOEVER ARISING, FOR LOSS OF USE, REVENUE OR

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PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES WITH RESPECT TO ANY NON-CONFORMITY OR DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS CONTRACT, INCLUDING BUT NOT LIMITED TO ANY LIABILITY TO THIRD PARTY INCURRED BY BUYER.

FOR THE AVOIDANCE OF DOUBT, SELLER SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGES CAUSED BY THE GROUNDING OF THE AIRCRAFT DUE TO A DEFECT IN ANY AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA DELIVERED UNDER THIS CONTRACT, AND/OR FOR ANY EXPENSES INCURRED BY BUYER IN OBTAINING ANY SUBSTITUTE AIRCRAFT, COMPONENT, EQUIPMENT, ACCESSORY, PART, SOFTWARE OR DATA.

IN THE EVENT THAT ANY OF THE AFORESAID PROVISIONS SHOULD FOR ANY REASON BE HELD UNLAWFUL OR OTHERWISE INEFFECTIVE THE REMAINDER OF CLAUSE 5 OF THIS APPENDIX E SHALL REMAIN IN FULL FORCE AND EFFECT.

ALL PARTS, SERVICES, WARRANTIES AND GUARANTEES PROVIDED HEREUNDER ARE PROVIDED SUBJECT TO CLAUSE 29 OF THE CONTRACT.

*	[3 pages have been omitted in accordance with a request for confidential treatment.]

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APPENDIX F

TECHNICAL PUBLICATIONS

1.	GENERAL

1.1	Specification

Seller will make available to Buyer an appropriate range of technical publications necessary for the operation and maintenance of the Aircraft (the “Technical Publications”) in accordance with the ATA 100 of Airlines for America (formerly Air Transport Association) .

1.2	Delivery

The Technical Publications and corresponding revisions will be sent to one address only defined by Buyer in the contractually agreed quantities as specified in Clause 3 of this Appendix F and the agreed frequencies. Packing and shipment will be Ex-Works (Incoterms 2010) Toulouse, France.

All present or future tax, levy, impost, duty, fees, assessments or other charge of whatever nature and however arising (including, without limitation, any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) including but not limited to custom, import and/or export duties shall be paid by Buyer to the relevant authorities in respect of any item delivered Ex-Works (Incoterms 2010) Toulouse, France, by Seller.

Subject always to provision of Clause 19.2 of the Contract, Seller shall never be liable to pay any of the above future tax, levy, impost, duty, fees, assessments or other charge of whatever nature in respect of any Technical Publication delivered Ex-Works (Incoterms 2010) by Seller.

If any Technical Publication delivered Ex-Works (Incoterms 2010) by Seller is stopped by any customs authority for whatever reasons, Buyer shall have obligation to take any step to obtain such customs clearance.

1.3	Language

The Technical Publications will be supplied in the English language using the aeronautical terminology in common use.

1.4	Technical Level of Publications

The level of Technical Publications at delivery of the Aircraft will correspond to the configuration level of the Aircraft as defined [*] before such delivery. The Aircraft configuration level at delivery will be introduced into the Technical Publications at the first revision following the delivery.

Significant modifications applied to an Aircraft when delivered and not dealt with in the Technical Publications shall be covered in advance copies or temporary revisions.

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ATR shall ensure that Vendor and BFE are properly and completely included in the manuals and data.

1.5	Revision Service

Technical Publications will be revised [*] and revision services following Aircraft deliveries will be made available to Buyer at [*] starting from the first Aircraft Delivery until [*] after Delivery of the first Aircraft.

Upon Buyer’s request in writing, a [*] revision service per year shall be provided at Buyer’s cost.

Thereafter, revision service shall be subject to a separate agreement between Seller and Buyer.

Unscheduled revisions (or equivalent information) to incorporate changes involving safety of operations or safety of maintenance, shall be provided, [*], for as long as Buyer operates the Aircraft through Technical Publications (including operational documentation) temporary revisions or through regular yearly revisions.

Seller’s originated revisions of the AFM, FCOM, CL, MMEL, MRB and MPD manuals shall also be supplied [*] to Buyer for so long as Buyer operates the Aircraft.

1.6	Buyer Furnished Equipment

Information related to Buyer Furnished Equipment will be included [*] in the Technical Publications to the extent necessary for the comprehension of the corresponding system(s). Buyer shall supply Buyer Furnished Equipment publications between six (6) and twelve (12) months before scheduled delivery of the Technical Publications.

1.7	Service Bulletins

In accordance with Clause 1.5 of this Appendix F, Service Bulletins information will be incorporated into the Technical Publications (Aircraft Maintenance Manual, Aircraft Wiring Manual and Illustrated Parts Catalogue) after written notice of Buyer’s intention to embody the Service Bulletin on its fleet. In this case, both information “Before SB” and “After SB” will appear in the manuals concerned. Service Bulletin’s incorporation in the Technical Publications shall be provided, [*] in the event that the Buyer purchased the Service Bulletin, for so long as Buyer operates the Aircraft.

1.8	On-line access

On line web access to the envelope ATR 42-600 and / or ATR 72-600 documentation (as applicable) will be provided to [*] designated Buyer’s users per Aircraft through the “ATRactive” portal for as long as Buyer remains the operator of the relevant Aircraft.

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1.9	Effectiveness

1.9.1	The following manuals will be customised:

•	Aircraft Maintenance Manual

•	Description and Operation Manual

•	Trouble Shooting Manual

•	Job Instruction Cards

•	Illustrated Parts Catalogue

•	Wiring Diagram Manual

•	Aircraft Wiring Manual

•	Aircraft Schematic Manual

•	Aircraft Wiring Lists

•	Operational Manual

•	Airplane Flight Manual

•	Flight Crew Operating Manual

•	Check List

•	Weight and Balance Manual

1.9.2	Other Manuals will cover all ATR 72-600 Aircraft and / or ATR 42-600 Aircraft, as applicable. Effectivities will be defined by Manufacturer Serial Number (MSN).

1.10	Airworthiness Authorities

Buyer will use commercially reasonable efforts to provide Seller, before delivery of the Aircraft, with all information (manuals, quantity, desired delivery date, addresses) relating to Buyer’s Airworthiness Authorities requirements.

1.11	Additional Requirements

If Buyer requires additional copies or other reproductions, or preparation in different form or revisions of any of the data specified in this Clause 1, Seller shall supply requirements to Buyer under purchase orders received from Buyer by Seller. Seller prices for such copies or other reproductions shall be reasonable.

1.12	Proprietary Rights

All data given to Buyer is for the sole use of Buyer or its approved repair agencies, which undertake the responsibility not to divulge the content of said documents.

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2.	MANUALS

2.1	Maintenance documentation

2.1.1	Aircraft Maintenance Manual

The Aircraft Maintenance Manual will be in general accordance with ATA 100 specification with texts and illustrations that will be separated. This Manual has been split into three separate Manuals:

•	Description and Operation Manual;

•	Trouble Shooting Manual;

•	Job Instruction Cards.

Engine line maintenance data furnished by the engine manufacturer shall be given in documents separated from this manual.

2.1.2	Illustrated Parts Catalogue

The Illustrated Parts Catalogue identifies and illustrates replaceable Aircraft parts and assemblies, and will be in general accordance with ATA 100 specification.

2.1.3	Wiring Diagram Manual

The Wiring Diagram Manual describes all the wiring of the Aircraft and will be in general accordance with ATA 100 specification. The Wiring Diagram Manual has been split into three separate Manuals:

•	Aircraft Wiring Manual;

•	Aircraft Schematic Manual;

•	Aircraft Wiring Lists.

2.1.4	Structural Repair Manual

The Structural Repair Manual contains descriptive information for identification and repair of the Aircraft primary and secondary structure. This Manual will be in general accordance with ATA 100 specification.

2.1.5	Non-Destructive Testing Manual

The Non-Destructive Testing Manual contains descriptive data and specific instructions concerning structural non-destructive tests. This Manual will be in general accordance with ATA 100 specification.

2.1.6	Illustrated Tools and Equipment Manual

The Illustrated Tools and Equipment Manual provides technical data sheets for all specific tool and equipment required for the maintenance and repair of the Aircraft. Standard tools and airport service equipment are not covered in this Manual that will be in general accordance with ATA 100 specification.

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2.1.7	Maintenance Planning Document and Maintenance Review Board Document

These documents will provide periodic maintenance requirements data necessary to plan and conduct the Aircraft maintenance checks and inspections. In addition, all the airworthiness limitations will be grouped in one approved section.

2.2	Operational documentation

2.2.1	Airplane Flight Manual

The Airplane Flight Manual is related to a specific airplane, whose model is specified on the heading page of the manual. It is approved by Seller’s Airworthiness Authority.

2.2.2	Flight Crew Operating Manual

The Flight Crew Operating Manual only contains pages applicable to the Aircraft of the specific customer’s fleet. It gives the Aircraft technical, procedural and performance characteristics.

2.2.3	Cabin Crew Operating Manual

The Cabin Crew Operating Manual is a generic manual common to all ATR models. It provides descriptive information of the aircraft cabin, communication systems, emergency systems and equipment. This manual also includes the normal and emergency cabin crew procedures.

2.2.4	Check List

The Check List provides in a condensed form the normal, abnormal and emergency procedures detailed in the Flight Crew Operating Manual.

2.2.5	Weight and Balance Manual

The Weight and Balance Manual, specific to each Aircraft, enables the operator to determine the centre of gravity in relation with the loading of the Aircraft. This manual will be in general accordance with ATA 100 specification.

2.2.6	Master Minimum Equipment List

The Master Minimum Equipment List defines the components and the related conditions under which, when the components are defective, the Aircraft may be cleared for flight in accordance with Seller’s Airworthiness Authority.

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2.2.7	Airport Planning Manual

The Airport Planning prepared and issued according to specification NAS 3601 indicates Aircraft characteristics data required for general airport planning information.

2.2.8	Crash Crew Chart

The Crash Crew Chart provides the information required for Aircraft evacuation in the event of a crash.

2.2.9	Overhaul Manuals or Component Maintenance Manuals/Manufacturer

The Overhaul Manuals or Component Maintenance Manuals/Manufacturer contain instructions concerning the overhaul and/or repair of components, together with the procedures for restoring such components to fully serviceable condition. These manuals will be in general accordance with ATA 100 specification.

2.3	Miscellaneous documentation

2.3.1	Service Bulletins List

The Service Bulletins List will be in general accordance with ATA 100 specification. Service Bulletins will be delivered as soon as practicable and will cover Seller’s designated changes on the Aircraft that affect any Aircraft delivered hereunder. A Service Bulletin index will be supplied regularly.

3.	LIST OF MANUALS

The list of manuals and associated formats to be supplied by Seller to Buyer is set forth in the tables hereafter.

3.1	Maintenance documentation

[*]

(1)	Available in DVD Rom Format – includes ATR@Nav – ATR@Nav is subject to the signature of a specific licence agreement for exclusive use of ATR@Nav loading “Adobe Acrobat n@vigator”

(2)	Available in CD Rom Format – All files in Adobe Acrobat pdf format

3.2	Operational documentation

[*]

MSN N°	TBD
Airline IATA Code & Designation	TBD
Language	English
Authorities (EASA / FAA / TC)	EASA
Weight Standard Unit (Kg / lbs)	Kg

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3.3	Miscellaneous documentation

[*]

(1)	Available in DVD Rom Format – All files in Adobe Acrobat pdf format

(2)	Available in CD Rom Format – All files in Adobe Acrobat pdf format

4.	DISCLAIMER

All parts, services, warranties and guarantees provided hereunder are provided subject to Clause 29 of the Contract.

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APPENDIX G

CUSTOMER SUPPORT REPRESENTATIVE

1.	Seller shall provide [*] to Buyer [*] Customer Support Representatives (“CSR”) during [*] per Aircraft each (that is an aggregate of [*] for the (15) Firm Aircraft or [*] per CSR).

The CSRs will be stationed at each of Buyer’s main maintenance bases at least [*] before the Scheduled Delivery Month of the first (1st) Aircraft to such Buyer or at another location to be mutually agreed. In the event any such CSR is sent at Buyer’s request to any other sites, transportation and associated expenses required for such representative to and between sites shall be provided by or at the expense of Buyer.

The CSR shall act in an advisory capacity only and be assigned to Buyer’s main base at the latest upon arrival of the first delivered Aircraft or, upon Buyer’s request and subject to availability, [*] before the delivery of the first Aircraft.

2.	The CSR will be skilled in all relevant fields in order to provide his/her know-how in (i) organisation, (ii) logistics, (iii) communication and (iv) trouble shooting. The CSR will focus on:

•

Technical assistance (such as on job training for Buyer’s mechanics, usage of technical publications) but shall also be able to set-up and improve all the communications with Seller’s product support and engineering directories;

•	Buyer’s mechanics assistance for the trouble shooting and line maintenance of the Aircraft.

3.	[*]. Buyer shall furnish, at no cost to Seller, suitable office space and facilities (telephone, telefax, copying machine, printer and the like) and secretarial services for business purposes only in order to enable Seller’s representative to fulfil its tasks properly.

[*].

4.	Seller shall have the right to withdraw its assigned personnel on short notice, if conditions arise which are dangerous to their safety or health, or which prevent them from fulfilling their contractual tasks.

5.	All parts, services, warranties and guarantees provided hereunder are provided subject to Clause 29 of the Contract.

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APPENDIX H

START-UP TEAM

1.	START-UP TEAM

1.1	Ferry Flight & Line Training Assistance.

At the delivery of the first Aircraft, ATR shall second to Buyer [*] of its instructor pilots in order to (i) provide assistance for the performance of the ferry flight of such Aircraft between Toulouse and Buyer’s main base and (ii) perform line training for duration of [*] per Firm Aircraft (that is [*] for the Aircraft firmly ordered hereunder), with an initial support of [*] for the [*] first aircraft ([*] in total).

Line training provides the opportunity for a flight crew to carry into practice the procedures and techniques he has been made familiar with during the ground and flying training of a transition course. This is accomplished under the supervision of a crew member specifically nominated and trained for the task.

Buyer being a major and mature ATR operator, Seller’s intention is to support Buyer through a “train the trainer program”. Thus Buyer’s TRI (Type Rating Instructors) will be trained in phase with the first Aircraft deliveries to develop internal capacity and enhance airline autonomy.

Buyer’s TRI will then benefit from the Seller’s experience by flying under the supervision and in cooperation with Seller’s TRI to gain experience and autonomy for the additional aircraft to be delivered.

Buyer shall provide reasonable assistance to Seller for the implementation of this assistance, such as visa obtention, licence validation, logistic issues etc ….

1.2	Mechanic Start-up Team

A team of qualified airframe / powerplant and / or avionics / electrics experienced on the ATR 72/42 will ensure smooth introduction and operation of the ATR 72-600 / ATR 42-600 aircraft into Buyer’s fleet and will be made available to Buyer at Buyer’s main base or at any other Buyer’s base in the quantities and during the period set out below:

•	[*] during [*] following the first (1st) Aircraft delivery to Buyer, that is a total of [*] for the total fleet of Aircraft;

The Aircraft maintenance start-up team engineer will provide assistance and additional training / on the job support to Buyer’s maintenance personnel. Maintenance activities could include:

(i)	Completion of scheduled and unscheduled maintenance on the Aircraft in accordance with applicable Buyer’s approved maintenance program;

(ii)	Assistance in maintenance planning and logistics, working closely with Buyer’s personnel to provide them experience and skills to acquire rapidly necessary autonomy in different areas of aircraft maintenance, particularly for line activities and type “A” airframe visits.

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1.3	Engineers Start-Up Team

Seller shall also provide to Buyer [*] basis the following start-up assistance:

(i)	Secondment at Buyer’s main base of [*] (Considering the experience already acquired by) with the objective of assisting Buyer in the following fields:

•	Writing of the airline’s MEL, taking into account the fleet configuration, the local regulations, and other specificities

•	SOPs writing

•	Operating Manual Writing

•	Performance studies

•	Assistance in necessary procedure toward Civil Aviation Authorities to endorse the ATR type on Buyer’s AOC.

•	Assistance, in conjunction with Seller’s line training instructor, to build-up procedures for specific airports (e.g. Manizales, or EOSID procedures)

(ii)	Secondment at Buyer’s main base of [*], with the objective of assisting Buyer in building its maintenance program for the ATR 72-600/42-600 Aircraft;

(iii)	Secondment at Buyer’s main base of [*], with the objective of assisting Buyer in placing spares purchase orders and other related procedures;

The timing on which Seller shall provide such assistance shall be further agreed by the Parties, being understood that each of the above assistance periods may be split into two or more periods provided that the cumulated total of the assistance does not exceed the above mentioned total period.

2.	START-UP PACKAGE ADJUSTMENT

2.1	Buyer shall be entitled to exchange services set out in Clause 1 of this Appendix H for other training courses or services and apply against the cost thereof the value of the exchanged courses or services in each case based upon the Seller’s training school catalogue prices or list prices of services in force at the time such exchange is requested.

2.2	Buyer shall also be entitled to remove a portion of the start-up services set forth in this Clause 2. In such case, [*], provided that:

(i)	[*];

(ii)	[*].

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2.3	[*] shall be applied by Buyer, at Buyer’s election to be notified in writing to Seller at the time of removal of the relevant training service(s), [*].

2.4	[*] shall be:

•	[*];

•	[*].

3.	DISCLAIMER

All parts, services, warranties and guarantees provided hereunder are provided subject to Clause 29 of the Contract.

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APPENDIX I

TRAINING

1.	GENERAL

1.1	Seller shall provide, [*], training for Buyer’s personnel, at ATC or any other training facility equipped with an ATR 72-600 FFS simulator that Seller and Buyer may agree upon.

However, should Buyer elect to have training performed at Buyer’s main base by an ATR instructor as provisioned under this Appendix I, Buyer shall supply suitable classroom(s) and IT means and the ATR instructor’s travelling, living and any such similar expenses (in accordance with Seller’s prevailing travelling policy) shall be borne by Buyer

ATC must have JAR-FCL approved training certificate (FTO or TRTO in accordance with JAR-FCL 1.055) and all instructors must have JAR-FCL certificate. The flight examination instructor must be JAR-FCL authorized.

1.2	Crew and ground staff training relating to any Aircraft may be performed from [*] prior to the delivery of any such Aircraft until [*] after delivery of the last Aircraft covered by this Contract.

1.3	The courses will be scheduled on mutually agreed plans to be discussed in a training conference (the “Training Conference”) to be held as soon as practicable after signature of the Contract and in all cases before the first course commences. The Training Conference shall detail and validate the training courses provided by Seller in Clause 3 of this Appendix I.

1.4	For the avoidance of doubt, any training service set forth in this Appendix H for which available quantities are expressed on a per Aircraft basis shall also be supplied to Buyer under such per Aircraft quantities for any exercised Additional Aircraft pursuant to Appendix Q (Additional Aircraft) hereof.

1.5	For the purpose of this Appendix I, the following words and phrases shall have the meaning indicated:

“Conversion Training Course”	means a training course for pilots, who have obtained a type certificate for a transport category aircraft prior to commencement of the course at ATC

2.	COURSE QUALIFICATION

2.1	Buyer warrants that the trainees which shall be enrolled for training pursuant to the provisions hereof shall be able to fully understand written and spoken English (Level 4 OACI minimum). The trainees participating in the Conversion Training Courses shall have the prerequisite turboprop transport category experience in order to attend the Conversion Training Courses, as detailed in Clause 3 of this Appendix I.

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It is clearly understood and agreed that the courses provided by ATC to Buyer are Conversion Training Courses.

2.2	In the event that a trainee enrolled on a Conversion Training Course lacks the necessary entry-level preparation, the trainee shall be cycled through an appropriate entry level training program which will be either, at Seller’s election based on actual trainee level:

•	Entry Level Training (“ELT”) course for a total [*]; or

•	Entry Level Training course & Multi Crew Coordination course (“ELT + MCC”) for a total of [*];

All cost associated with such ELT or ELT + MCC training program together with those associated with the cancellation of the scheduled Conversion Training Course shall be borne by Buyer upon the furnishing of appropriate invoices by ATC.

2.3	In fulfilment of its obligations to provide training courses hereunder, ATC shall deliver to trainees a certificate of satisfactory completion at the end of such courses. This certificate does not constitute satisfaction or qualification by any official civil aviation authority but may be presented to any such authority as confirmation of satisfactory completion of Seller’s training course.

2.4	Prior to the commencement of a course, Buyer shall provide ATC with an attendance list of the trainees to be enrolled for each course and the validated performance of each trainee and any further information that ATC may require. It is understood between Buyer and Seller that Seller’s standard courses are designed and approved to bring turboprop transport specialists to a professional knowledge of the ATR aircraft. The Seller shall not be held liable for the unsatisfactory performance of any individual trainee for whatever reason.

3.	TRAINING COURSES

3.1	Crew Training

3.1.1	Flight Crew Conversion Course

Seller will train, [*] per Aircraft. This training program will be spread over [*] and shall consist of a standard course as follows:

(i)	Ground training Instruction:	[*]

(ii)	Synthetic Flight Training / FFT:	[*]

(iii)	Synthetic Flight Training / FFS:	[*]

(iv)	[*].

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As prerequisites, each captain must hold a current airlines transport pilot licence and should be in a position to justify having flown at [*], including at least [*] in an aircraft JAR 25 (or equivalent) and two hundred (200) hours in an aircraft as airline, corporate or military pilot.

As prerequisites, each first officer shall be required to hold a current commercial pilot’s license with instrument rating and multi-engine rating (IR/ME) and should be in a position to justify having flown at least [*], including at least [*] in an aircraft JAR 25 or JAR 23 (or equivalent). Each pilot shall have crew co-ordination ability.

Each crewmember should have been qualified and served in the same capacity on another aircraft in the same group as the Aircraft (JAR 25/FAR 25 approved) within the last twelve months following the beginning of the training program. Trainees who do not meet such requirements must obtain a written approval from the ATC’s manager.

The training conducted at ATC shall consist of ground training, simulator training and flight training on Buyer’s own aircraft after delivery (or if not possible for practical reasons to have such flight training in Toulouse on Buyer’s aircraft, Seller may decide by itself to use any other similar ATR aircraft available in France). Seller shall provide [*], the services of flight instructors and the line maintenance which shall include servicing and pre-flight checks. Buyer shall at its own expense, provide spare parts, as required, shall bear the cost of fuel and landing fees and shall contract third party liability insurance coverage, in a form satisfactory to Seller.

It shall be responsibility of Buyer to obtain any authorisations and validations of flight instructor’s licenses as may be required by Buyer’s or Buyer’s Subsidiaries Airworthiness Authority, as the case may be.

At Buyer’s request, ground training can be performed by Seller’s instructors, at the selected Buyer’s base where the MFSTD provided by Seller under Clause 4.5 (only once such MFSTD will be operational).

3.1.2	ATR Type Rating Instructor (“TRI”) training for one (1) Buyer’s flight crew instructor per Aircraft.

This training program shall consist of an initial course as follows:

(1)	Phase 1 – Ground Course:	[*]

(2)	Phase 2 – Simulator Instruction:	[*]

(3)	Phase 3 – Airborne Instruction	[*]

Simulator instruction will be performed on a Full Flight Simulator at ATC or other location as the Parties may agree. At Buyer’s request, ground training can be performed by Seller’s instructors, at the selected Buyer’s base where the MFSTD provided by Seller to Buyer under Clause .4.5 of this Appendix I (only once such MFSTD will be operational).

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Note:	Flight Instructors have to be approved by the local authority in order to become Check Pilots.

3.1.3	System Instructor course for [*] per Aircraft.

This course is designed for airline ground staff or pilots to be converted as Instructors within the airline. The trainees will gain expertise in all the aircraft systems and be trained to become instructors using ATR tools and methods under the supervision of ATR Instructors.

3.1.4	Simulator Lease: [*] (corresponding [*] per crew per year and per Aircraft over[*]) to be used as from delivery of the first Aircraft with no time limit thereafter.

3.1.5	Cabin Attendant Conversion Course

Seller will train, [*] per Aircraft. The [*] training course has a duration of [*].

3.2	Maintenance Courses

Seller shall train, [*], Buyer’s maintenance personnel according to the following program:

3.2.1	ATR Mechanics / Electrics T1 maintenance course (theoretical / module 1 / module 2) [*] per Aircraft.

The proposed T1 modules – theoretical, 1 (simulator) and 2 (on job training) – maintenance courses are respectively [*] and [*] training courses.

It is addressed for personnel JAR 66 (or PART 66 when applicable) certifying staff category B1 or equivalent with one year experience in the category for similar aircraft.

3.2.2	ATR Avionics T2 maintenance course (theoretical / module 1 / module 2) for [*] per Aircraft.

The proposed T2 modules – theoretical 1 (simulator) and 2 (on job training) – maintenance courses are respectively [*] training courses.

It is addressed for personnel JAR 66 (or PART 66 when applicable) certifying staff category B2 or equivalent with one year experience in the category for similar aircraft.

3.2.3	ATR T3 mechanic course for [*] per Aircraft .

The T3 Module (Ramp & Transit) has a [*] duration.

3.2.4	ATR Maintenance Instructor course (MATRI) for [*] in total.

3.2.5	ATR Engine Run-up maintenance course for [*] per Aircraft.

The proposed training course is a [*] training course on simulator only.

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3.2.6	Composite Structure Course for [*] per Aircraft.

The proposed Composite Structure Course is a [*] training course covering 5 modules: materials, utilization, application, non-destructive test and repairs.

ATR composite course is provided by ATR Partner GMI Aero located 9 Rue Buffault, 75009 Paris. All training sessions will be performed in Paris or at GMI Aero’s base.

3.2.7	Structure Repairs Manual- Familiarization course for [*] in total.

The proposed Structure Repair Manual Course is a [*] covering SRM familiarization for [*] and SRM exercises for [*].

3.2.8	Trouble-shooting course will be developed for the ATR-600 series on the basis of the existing one for the -500 series. When the course will be available, Seller agrees to provide Buyer, [*], the training course for [*] per Aircraft

3.2.9	Training course for boots will be provided, [*], in AERAZUR facility for [*] per Aircraft.

3.2.10	Training course for propellers will be provided, [*], in Hamilton standard facility for [*] per Aircraft.

At Buyer’s request, classroom mechanics training relating to courses set forth in this Clause 3.2 may be performed [*]. As a prerequisite to enrolment on the courses outlined above, trainees must have a sound practical background in aircraft maintenance.

Seller shall be entitled to regroup in the same course, trainees from different buyers.

For courses requesting a PART 147 approval, the trainees shall be in compliance with PART 147 prerequisites, which shall be provided, upon Buyer’s request, by ATC.

3.3	Ground Operations Staff Training

Ground Operations staff training services will include the following:

3.3.1	System General Familiarization

ATR shall provide Buyer with System General Familiarization Training for [*] per Aircraft.

The proposed System General Familiarization course is a [*] course.

3.3.2	ATR Weight & Balance Training

ATR shall provide Buyer with Weight & Balance Training for [*] per Aircraft.

The proposed Weight & Balance training course is a [*] course.

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3.3.3	ATR Training Performance & Flight Planning Training

ATR shall provide Buyer with Performance & Flight Planning Training for [*] per Aircraft.

The proposed Performance & Flight Planning course is a [*].

3.3.4	Flight Operation Software (“FOS”) training [*] Aircraft.

The proposed FOS course is a [*]

3.3.5	Single Point Software (“SPS”) training for [*] per Aircraft.

The proposed SPS course is a [*] course.

3.3.6	Performance Flight Planning course [*] per Aircraft.

This course is designed for airline operations engineers and flight dispatchers required to prepare the ATR aircraft dispatch based on Manufacturer’s rules and conditions.

Various items such as operational documentation, limitations, performances, flight planning, special operations and assessment of payload limitations are covered.

At Buyer’s request, classroom ground staff training relating to courses set forth in this Clause 3.8 may be performed by Seller’s instructors, in COL and / or CAM.

4.	SOFTWARE TOOLS, TRAINING TOOLS & WEB TRAINING

4.1	Flight Operations Sofwars (“FOS”)

The Flight Operation Software (“FOS”) license incorporating FOS modules 1 (Take-off & Landing), 2 (In Flight), 3 (Flight Planning) and 4 (En Route Net Flight Path) and 5 (cruise monitoring performance) for the ATR72-600 and ATR 42-600 versions (in case Buyer elects to exercise any Conversion Right) shall be supplied [*] after the delivery of the 1st Aircraft and will allow Buyer to perform ATR 72-600 and ATR 42-600 performance sheets.

4.2	Single Point Performance software (“SPS”)

The Single Point Software (“SPS”) license for the ATR72-600 and ATR42-600 version (in case Buyer elects to exercise any Conversion Right) shall be supplied [*] after the delivery of the 1st Aircraft and will allow both crews and ground staff to perform real time take-off and landing calculations.

4.3	ATR Web Based Training suite (“WBT”)

Seller has developed a new Web Based Trainer software (“WBT”) allowing Buyer to use Computer Based Training through internet.

The usage of the above WBT in the ATR 72-600 and ATR 42-600 versions (in case Buyer elects to exercise any Conversion Right) shall be granted to Buyer [*] after the delivery of the 1st Aircraft during which period Buyer shall benefit from Web Base Trainer access [*].

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4.4	Virtual Walk Around Trainer (“VWT”).

Virtual Walk Around Trainer (“VWT”). 3D computer based training tool reproducing the pre-flight check list done by pilots around the ATR aircraft before every flight. The guided and semi-guided modes come with the trainee helping understanding the whole procedure step by step. The free mode gives to the trainee the possibility to test him and check his own results.

The usage of the above VWT in the ATR 72-600 and ATR 42-600 versions (in case Buyer elects to exercise any Conversion Right) shall be granted to Buyer [*] from the first Aircraft delivery [*].

4.5	Maintenance & Flight Simulator Training Device (“MFSTD”)

MFSTD (Maintenance & Flight Simulator Training Device) is a low level training device that provides conversion training for ATR 42-600 / 72-600 pilots and mechanics. This equipment is a PC based flat panel trainer that provides simulation and display of aircraft systems including panels, displays and indications. Simulated systems are fully interactive and operate in a complete free-play simulation. Such MFSTD will be provided to Buyer [*].

4.6	[*].

4.7	Online Operational Control

ATR does not provide by itself Maintenance Information System nor service to manage the aircraft fleet (maintenance program, airworthiness and daily maintenance follow up); such software and services are proposed by dedicated and referenced Suppliers:

[*].

4.8	Course Masters

As part of the software license support, any new release is provided free of charge, including user’s documentation when available, to the Customer.

Course masters (training syllabi) are ATR intellectual and industrial property and are thus considered as confidential. When required such syllabi will be provided to the Authorities.

4.9	Classroom setting-up

Seller will assist Buyer in setting-up [*] in total (one in each Buyer base) with [*] each. Seller will advise Buyer on the equipment needed [*].

4.10	EOSID Procedures Assistance

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In addition to the flight operations engineer assistance set forth in Appendix H (Start-up Team) to the Contract, Seller shall also provide to Buyer, upon Buyer’s request, its assistance to build-up procedures for specific airports (EOSID procedures) upon terms and conditions to be agreed on a case by case basis between Seller and Buyer.

5.	TRAINING PACKAGE ADJUSTMENT

5.1	Buyer shall be entitled to exchange courses or services set out in this Appendix I for other training courses or services and apply against the cost thereof the value of the exchanged training courses or services based in each case upon the Seller’s training school catalogue prices or list prices of services in force at the time such exchange is requested.

[*]

6.	DISCLAIMER

All parts, services, warranties and guarantees provided hereunder are provided subject to Clause 29 of the Contract.

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APPENDIX J

PAYMENT INSTRUCTIONS

All payments due to Seller under this Contract shall be made to:

Bank:		NATIXIS PARIS (99999)
30, Avenue Pierre Mendès-France
75013 Paris – France

Beneficiary	:	Avions de Transport Régional. G.I.E.

Bank Code	:	30007

Branch Code	:	53061

Account No	:	04653007000 49

Iban Number	:	FR 76 3000 7530 6104 6530 0700 049

Bank Identifier Code	:	NATXFRPPXXX

Or such other account as Seller may notify in writing from time to time to Buyer at least five (5) Business Days prior to the date such payment is due.

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*	[48 pages have been omitted in accordance with a request for confidential treatment.]

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APPENDIX Q

ADDITIONAL AIRCRAFT

1.	SCOPE

Seller hereby grants to Buyer the option to acquire up to a total of fifteen (15) Additional Aircraft in addition to the fifteen (15) Firm Aircraft. Each Additional Aircraft may be an ATR 42-600 or an ATR 72-600.

2.	EXERCISE OF PURCHASE RIGHTS

Buyer may at any time on or prior to December 31st, 2017 exercise its purchase right for any individual Additional Aircraft (on a one per one or on a per batch basis, at Buyer’s sole election), subject to:

(i)	Written notification (the “Purchase Right Exercise Notice”) by Buyer of such purchase right exercise including the Additional Aircraft scheduled delivery date and type requested by Buyer for such Additional Aircraft;

(ii)	Availability of aircraft at the scheduled delivery date requested by Buyer, being understood that should such Additional Aircraft delivery position requested by Buyer not be available, Seller shall propose to Buyer the next available ATR 72-600/ATR 42-600 delivery position (as applicable).

Upon exercise of such purchase right for any Additional Aircraft, Buyer shall pay to Seller the First Pre-Delivery Payment for such Additional Aircraft.

Upon which payment such exercised Additional Aircraft shall become a Firm Aircraft for the purpose of this Contract and, unless specified otherwise, the terms and conditions of this Contract in respect of the Firm Aircraft shall apply mutatis mutandis to such Additional Aircraft so converted into a Firm Aircraft.

3.	ADDITIONAL AIRCRAFT SPECIFICATION

The Additional Aircraft shall be manufactured under the ATR 72-600 Technical Specification or ATR 42-600 Technical Specification depending on the Buyer’s choice upon exercise of such Additional Aircraft purchase right.

4.	ADDITIONAL AIRCRAFT DELIVERY

Within [*] from receipt from Buyer of the Purchase Right Exercise Notice for any Additional Aircraft, Seller shall notify to Buyer the effective delivery date for that Additional Aircraft (the “Additional Aircraft Scheduled Delivery Date”) in accordance with Clause 2 of this Appendix Q.

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5.	ADDITIONAL AIRCRAFT PRICE & PAYMENT TERMS

The final purchase price of each exercised Additional Aircraft upon delivery (the “Final Price”) shall be the sum of:

(i)	The ATR 72-600 Base Price or ATR 42-600 Base Price the of the Aircraft (as the case may be);

(ii)	The price of any additional changes to the Technical Specification, with respect to the considered Aircraft, requested by Buyer (for the sake of clarity, other than the Agreed Changes, with respect to the considered Aircraft, listed in Appendix A (Specification) of the Contract); and

(iii)	The price increase resulting from fluctuations in labour and material costs from the theoretical delivery date of [*] economic conditions prevailing in [*] until the actual delivery date in accordance with the price revision formula as provided for in Clause 5.4 of the Contract;

[*]

For the avoidance of doubt, the provisions of Clause 5.4 of the Contract shall not apply to any exercised Additional Aircraft.

Payment conditions (including but not limited to Pre-Delivery Payments) shall be the same as for the Firm Aircraft as defined in Clause 6.2 of the Contract.

6.	DISCLAIMER

All parts, services, warranties and guarantees provided hereunder are provided subject to Clause 29 of the Contract.

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APPENDIX R

FORM OF AIRCRAFT CERTIFICATE OF ACCEPTANCE

This Certificate of Acceptance is delivered on the date set forth below by [BUYER’S NAME] (“Buyer”) to AVIONS DE TRANSPORT REGIONAL G.I.E. ( “Seller”), pursuant to an aircraft sale and purchase contract dated as of [day]th [Month] [year] between Seller and Buyer (as amended and supplemented from time to time, the “Contract”). Unless otherwise defined herein, terms used in this Certificate of Acceptance shall have the meaning given to such terms in the Contract.

The Acceptance Flight Tests relating to the ATR 72-600 Aircraft, Manufacturer’s Serial Number MSN [    ], Registration Marks [    ] (“the Aircraft”), have been carried out at Seller’s delivery center located at Toulouse, France, on the [day]th day of [month] [year].

In view of said tests having been carried out with satisfactory results and without any observed discrepancies, [BUYER’S NAME]whose registered address is at [Airline Address], hereby accepts irrevocably Delivery of the Aircraft in conformity with the provisions of the aforesaid Contract.

Said acceptance does not impair the rights that [BUYER’S NAME] may derive from the warranties or guarantees granted by Seller.

Any right at law or otherwise to revoke this acceptance of the Aircraft is hereby irrevocably waived.

This Certificate of Acceptance shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

Made and delivered in Blagnac, France, on this [day]th day of [month] [year]

For and on behalf of
[BUYER’S NAME]

Name:
Title:

Signature:

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APPENDIX S

FORM OF AIRCRAFT BILL OF SALE

Know all men by these presents that the undersigned AVIONS DE TRANSPORT REGIONAL G.I.E. (“ATR”), a French “Groupement d’Intérêt Economique” whose registered address is 1, Allée Pierre Nadot – 31712 Blagnac Cedex, FRANCE, is the owner of the full legal and beneficial title of the following aircraft (the “Aircraft”):

MANUFACTURER OF AIRCRAFT	MANUFACTURER OF PROPULSION SYSTEM

ATR	PRATT & WHITNEY CANADA INC.

MODEL	MODEL

ATR 72-600	PW 127 M	- engines
	568F-1	- propellers

MANUFACTURER SERIAL NUMBER	MANUFACTURER SERIAL NUMBERS

[ ]	L/H engine:	[ ]
	R/H engine:	[ ]

	L/H propeller:	[ ]
	R/H propeller:	[ ]

REGISTRATION MARKS

[ ]

ATR does this [day] day of [month] [year], sell, grant, transfer and deliver all right, title and interest in and to the above described Aircraft together with all equipment installed therein unto [BUYER’S NAME] (“Buyer”) whose address is [Buyer’s Address], and to its successors and assigns forever, said Aircraft to be registered as the property of Buyer. ATR warrants to Buyer, its successors and assigns, that on the date hereof it is the owner of the full legal and beneficial title of the Aircraft and has good right to sell the same and that such title to the Aircraft, including the Airframe, Engines, Propellers and other equipment referred to above (excluding Buyer Furnished Equipment), is on the date hereof free and clear of any and all liens, claims, mortgages, charges, encumbrances, pledges and rights of others of any nature whatsoever. ATR further warrants to Buyer, its successors and assigns, that ATR will defend such title forever against such claims and demands whatsoever.

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

In witness whereof, the present document has been executed by a duly authorized representative.

Made and delivered in Blagnac, France, on this [day] day of [month] [year]

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For and on behalf of
AVIONS DE TRANSPORT REGIONAL G.I.E

Name:
Title:
Signature:

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*	[29 pages have been omitted in accordance with a request for confidential treatment.]